Exhibit 10.26

SINGLE-TENANT LEASE

(TRIPLE NET)

LANDLORD:

MORGAN HILL DEVELOPMENT PARTNERS, L.P.

TENANT:

ALIEN TECHNOLOGY CORPORATION

SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS (“Summary”) is hereby incorporated into and made a part of the attached Single-Tenant Lease which pertains to the Buildings described in Section 1.4 below. All references in the Lease to the “Lease” shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease. If there is any inconsistency between this Summary and the Lease, the provisions of the Lease shall control.

1.1	Landlord’s Address:	Morgan Hill Development Partners, L.P.
600 Miller Avenue
Mill Valley, California 94941
Attention: Mr. Robert J. Eves
Telephone: (415)381-1600
Facsimile: (415)381-8285

	Landlord’s Counsel:	Dzida, Carey & Steimnan
2 Park Plaza, Suite 1140
Irvine, California 92614
Attention: Diane P. Carey, Esq.
Telephone: (949)399-0365
Facsimile: (949) 399-0361

1.2	Tenant’s Address:	Alien Technology Corporation
18410 Butterfield Boulevard, Suite 150
Morgan Hill, California 95037
Attn: Thomas L. Credelle
Telephone: (408) 782-3900
Facsimile: (408) 782-3910

	Tenant’s Counsel:	Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, California 94304-1050
Attention: Susan Reinstra, Esq.
Telephone: (650)320-4950
Facsimile: (650)493-6811

1.3 Project: The commercial development known as Morgan Hill Ranch in Morgan Hill, California, all buildings, improvements and facilities, now or subsequently located within such development from time to time, as depicted on the site plan attached as Exhibit “A.”

1.4 Buildings: Collectively, (i) a single-tenant office building containing approximately thirty-one thousand five hundred seventy-five (31,575) square feet of Building Area (defined in Section 1.1), and (ii) a single-tenant light industrial building containing approximately forty-nine thousand six hundred sixty (49,660) square feet of Building Area (defined in Section 1.1), commonly known as 18220 Butterfield Boulevard as situated on the Land pursuant to the Final Building Shell Plans.

1.5 Land: The Buildings are located within the Project on Parcel 2 of Lot Line Adjustment Parcel Map recorded on July 6, 2000, as Instrument No. 15302892, Book 729, Pages 49-50, with the County Recorder of Santa Clara County, California (the “Land”). The Land is shown on the map attached as Exhibit “B.”

1.6 Premises: The Land and the Buildings together.

1.7 Monthly Operating Expense Charge: See Section 5.5.

1.8 Estimated Commencement Date: June 1, 2001; Commencement Date to be determined as provided in Exhibit “C.”

1.9 Term: One Hundred Forty-Four (144) months.

1.10 Rent: The Monthly Basic Rent per square foot of Building Area set forth below is subject to adjustment in accordance with Section 3.2.

Months	Monthly Basic Rent Per Square Foot of Building Area
1 through 12	$1.21
13 through 24	$1.26
25 through 36	$1.31
37 through 48	$1.36
49 through 144	See Section 3.3

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1.11 Security Deposit: $400,000 (subject to Section 4.1).

1.12 Letter of Credit: $1,100,000 (subject to reduction as set forth in Section 4.2).

1.13 Permitted Use: Uses consistent with applicable laws, ordinances, regulations and covenants, conditions, easements and restrictions of record.

1.14 Brokers: Colliers International, Inc., representing Landlord and Charles H. Bonno representing Tenant.

1.15 Interest Rate: The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered operating bank operating in California, as its “prime rate” or “reference rate,” plus five percent (5%); or (b) the maximum nonusurious rate permitted by law.

1.16 Tenant Improvements: The “Building Shell” and “Interior Improvements,” collectively, installed or to be installed in the Premises, as described in the Work Letter Agreement attached as Exhibit “C.”

1.17 Declaration: The Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for The Business Park at Morgan Hill Ranch dated October 21,1994, and recorded on September 19,1995, as Instrument No. 13018401, of the Official Records of Santa Clara County, California, as amended by a First Amendment to Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for The Business Park at Morgan Hill Ranch recorded on February 26,1999, as Instrument No. 14675995, of the Official Records of Santa Clara County, California, and as amended by a Second Amendment to Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for The Business Park at Morgan Hill Ranch recorded on April 28, 1999, as Instrument No. 14781746, of the Official Records of Santa Clara County, California, and as further amended from time to time.

1.18 Association: The Business Park at Morgan Hill Ranch Association, a California nonprofit public benefit corporation, which was organized pursuant to the Declaration, and its successors and assigns.

1.19 Maximum Vehicle Parking Spaces: All parking spaces on the Land shall be as set forth in the Final Building Shell Plans.

/s/ RLE	/s/ TLC
Landlord’s Initials	Tenants Initials

10/3/00	10/3/2000
Date	Date

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STANDARD FORM SINGLE-TENANT LEASE

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EXHIBITS
Exhibit “A”	Project Site Plan
Exhibit “B”	Parcel Map Showing the Land
Exhibit “C”	Work Letter Agreement
Exhibit “D”	Sample Form of Notice of Lease Term Dates
Exhibit “E”	Rules and Regulations
Exhibit “F”	Sample Form of Tenant Estoppel Certificate
Exhibit “G”	Intentionally Omitted
Exhibit “H”	Tenant Environmental Questionnaire
Exhibit “I”	Form of Letter of Credit
Exhibit “J”	Example of Calculation of Rent Increases Commencing After the Fourth (4th) Lease Year

RIDERS
Rider No. 1	Extension Option Rider

SINGLE-TENANT LEASE

This SINGLE-TENANT LEASE (“Lease”), which includes the preceding Summary of Basic Lease Information and Definitions (“Summary”) attached to and incorporated in this Lease by this reference, is made as of October 3, 2000, by and between MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership (“Landlord”), and ALIEN TECHNOLOGY CORPORATION, a California corporation (“Tenant”). Landlord and Tenant are sometimes referred to collectively in this Lease as the “Parties” and individually as a “Party.”

1. Premises.

1.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each Party.

1.2 Landlord’s Reservation of Rights. Only as Landlord may be required by law or to perform its obligations under this Lease and provided Tenant’s use of and access to the Premises is not interfered with in an unreasonable manner, Landlord reserves the right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Buildings and the Premises.

1.3 Building Area. As used in this Lease, “Building Area” means the sum total of the actual number of square feet of floor space within the exterior faces of the exterior walls of the Buildings to be located on the Premises, without deduction or exclusion for any space occupied by or used for columns or other interior construction or equipment.

2. Term.

2.1 Term; Notice of Lease Dates. The Term of this Lease shall be for the period designated in Section 1.9 of the Summary commencing on the Commencement Date and ending on the expiration of such period, unless the Term is sooner terminated or extended as provided in this Lease. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month, the term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. As used in this Lease, “Lease Year” means the twelve month period commencing on the first day of the calendar month following the month in which the Lease Term commences, and each subsequent twelve month period during the Lease Term. Within ten (10) days after Landlord’s written request, Tenant shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Dates attached as Exhibit “D.” The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant objects to it in writing within such ten (10) day period.

2.2 Estimated Commencement Date. The Parties estimate that the Term of this Lease will commence on the Estimated Commencement Date set forth in Section 1.8 of the Summary. The Estimated Commencement Date is merely an estimate of the Commencement Date. Tenant agrees that Landlord shall have no liability to Tenant for any loss or damage, nor shall Tenant be entitled to terminate or cancel this Lease if the Term of this Lease does not commence by the Estimated Commencement Date for any reason whatsoever, including any delays in substantial completion of the Building Shell (defined in the Work Letter Agreement (the “Work Letter”) attached to this Lease as Exhibit “C”).

2.3 Intentionally Omitted.

2.4 Delivery of Possession. Within one (1) business day after execution of this Lease by both Landlord and Tenant, Landlord will deliver possession of the Premises to Tenant in its current “as-is” condition. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant; (ii) the Security Deposit; and (iii) copies of policies of insurance or certificates thereof as required under Section 12 of this Lease.

3. Rent.

3.1 Basic Rent. Tenant shall pay Landlord, as basic rent for the Premises, the Monthly Basic Rent designated in Section 1.10 of the Summary. The Monthly Basic Rent shall be paid by Tenant in the amounts designated in Section 1.10 of the Summary in advance on the first day of each and every calendar month during the Term. Monthly Basic Rent for any partial month shall be prorated in the proportion that the actual number of days in the month that this Lease is in effect.

3.2 Adjustment to Monthly Basic Rent in First Four (4) Lease Years. As used in this Lease, “Total Project Costs” means the costs set forth on Schedule “2” attached to the Work Letter. Within ten (10) days after substantial completion of the Buildings, Landlord and Tenant shall complete Schedule “2” to the Work Letter and determine the initial Monthly Basic Rent. The Monthly Basic Rent set forth in Section 1.10 assumes that the Total Project Costs will be One Hundred Thirty-Three and 29/100 Dollars ($133.29) per square foot of Building Area (the “Total Project Cost Limit”). The Monthly Basic Rent shall be increased by $0.0091 per square foot of Building Area for each One Dollar ($1.00) by which the Total Project Costs exceed the Total Project Cost Limit. The Monthly Basic Rent shall be decreased by $0.0091 per square foot of Building Area for each One Dollar

($1.00) by which the Total Project Costs are less than the Total Project Cost Limit. For example, if the Total Project Costs amount to One Hundred Thirty-Two and 29/100 Dollars ($132.29) per square foot of Building Area, the Monthly Basic Rent for the first (1st) Lease Year of the Term would be reduced from One and 21/100 ($1.21) per square foot of Building Area to One and 20/100 Dollars ($1.20) per square foot of Building Area.

3.3 Rent Increases Commencing After the Fourth Lease Year. The Monthly Basic Rent set forth in Section 1.10 of the Lease shall be increased (but never decreased) effective as of the first (1st) day of the first (1st) calendar month of the fifth (5th) Lease Year of the Term, and on the first (1st) day of the first (1st) calendar month of each subsequent Lease Year of the Term (individually, an “Adjustment Date”) in accordance with percentage increases, if any, in the Consumer Price Index-Urban Consumers (San Francisco-Oakland-San Jose; 1982-84=100) (“Index”), as published by the United States Department of Labor, Bureau of Labor Statistics. The Index for the month (“Comparison Month”) which is three (3) months prior to each Adjustment Date during the Term of the Lease shall be compared with the Index for the month which is fifteen (15) months prior to the applicable Adjustment Date (the “Base Month”), and the Monthly Basic Rent shall be increased upon the Adjustment Date in accordance with the percentage increase, if any, between the Base Month index and the Comparison Month index. Notwithstanding the foregoing, in no event shall the Monthly Basic Rent for any Lease Year increase by less than three percent (3%) per year for each Lease Year elapsing after the Base Month, or by more than six percent (6%) per year for each Lease Year elapsing after the Base Month. An example of the calculation is attached as Exhibit “J”. Landlord shall use commercially reasonable efforts to calculate and give Tenant written notice of any such increase in the Monthly Basic Rent prior to, and Tenant shall pay the increased Monthly Basic Rent effective on, the Adjustment Date of each year. If the Bureau discontinues the publication of the Index, or publishes the Index less frequently, or alters the Index in some other manner, Landlord, in its reasonable discretion will adopt a reasonably comparable substitute index or procedure which reflects consumer prices and that is generally accepted and used by landlords of similar projects in Santa Clara County, California.

3.4 Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to the Monthly Basic Rent described in Section 3.1 above shall be considered additional rent for the purposes of this Lease. The word “rent” in this Lease shall include such additional rent. The Monthly Basic Rent and additional rent shall be paid to Landlord as provided in Section 29, without any prior demand and without any deduction or offset, except as expressly set forth in this Lease, in lawful money of the United States of America.

3.5 Late Payments. Late payments of Monthly Basic Rent or any item of additional rent will be subject to interest and a late charge as provided below.

3.6 Triple-Net Lease. The Parties acknowledge that this is a Triple-Net Lease and that Tenant shall be obligated to pay Monthly Basic Rent, Operating Expenses and maintenance costs as required hereunder.

4. Security Deposit and Letter of Credit.

4.1 Security Deposit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord Three Hundred Thousand Dollars ($300,000). Landlord acknowledges that Tenant has already deposited with Landlord One Hundred Thousand Dollars ($100,000) (the “Initial Deposit”). Landlord shall hold the Security Deposit as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for me last month or any portion of it. If Tenant defaults with respect to any of its obligations under this Lease, after expiration of applicable cure periods, if any, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance of it shall be returned to Tenant within two (2) weeks following the expiration of the Term or earlier termination of this Lease, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Section 5 has been determined and paid in full. If Landlord sells its interest in the Buildings during the Term and deposits with the purchaser the Security Deposit or balance of it then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit.

4.2 Letter of Credit. As additional security for Tenant’s obligation under this Lease, concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord an irrevocable letter of credit (the “Letter of Credit”), issued by a financial institution located in California reasonably acceptable to Landlord, in the amount equal to One Million One Hundred Thousand Dollars ($1,100,000) in the form of Exhibit “I” attached to this Lease. Tenant shall extend the expiration date of the Letter of Credit until Landlord has drawn on the Letter of Credit. If Tenant has not extended the expiration date of the Letter of Credit at least forty-five (45) days prior to the expiration of the Letter of Credit, Landlord shall be authorized to draw on the full amount of the Letter of Credit and hold such funds as a security deposit. So long as Tenant is not in default under this Lease, after expiration of applicable notice and cure periods, effective upon the first (1st) day of the sixth (6th) Lease Year of the Term, Tenant shall be entitled to reduce the amount of the Letter of Credit to Eight Hundred Thousand Dollars ($800,000). So long as Tenant is not in default under this Lease after the expiration of applicable notice and cure periods, effective upon the first (1st) day of the eighth (8th) Lease Year of the Term, Tenant shall be entitled to reduce the amount of the Letter of Credit to Four Hundred Thousand Dollars ($400,000). If Tenant defaults under this Lease, after expiration of applicable notice and cure periods, Landlord shall be authorized to draw on the amount of the Letter of Credit necessary to apply towards amounts owed to Landlord in connection with the default (together with any applicable interest and penalties). Notwithstanding such application of Letter of Credit proceeds against such amounts (together with any applicable interest and penalties), Tenant’s default shall not be deemed cured unless and until Tenant either (i) increases the Letter of Credit principal amount by the amount of proceeds so applied, or (ii) pays Landlord the amount of Letter of Credit proceeds so applied (which shall thereafter be held by Landlord as a security deposit to secure Tenant’s obligations under the Lease), it being the parties’ intent that Landlord shall at all times retain security in the amount of the Letter of Credit (either in cash or in undrawn proceeds of the Letter of Credit) except as such security may be reduced as provided above. For example, Tenant may also elect to increase the Letter of Credit principal amount by the full amount of the proceeds drawn by Landlord and applied to cure Tenant’s delinquencies, in which case Landlord shall hold the amount of such payment with the unapplied proceeds of the Letter of Credit as security for Tenant’s obligations under this Lease. If, at any time following Landlord’s acceptance of the financial institution issuing the Letter of Credit (“Issuing Institution”), Landlord determines in its reasonable discretion that the financial strength of the Issuing Institution has substantially decreased, to the extent that Landlord reasonably questions its ability to honor the Letter of Credit, Landlord shall have the right to require that Tenant obtain the Letter of Credit from another financial institution reasonably acceptable to Landlord, effective as of the time the Tenant next needs to review or reissue the Letter of Credit. Tenant shall have a reasonable period of time to obtain the Letter of Credit from another financial institution. So long as Tenant is not in default under this Lease, after expiration of applicable notice and cure periods, effective upon the first (1st) day of the tenth (10th) Lease Year of the Term, Tenant may terminate the Letter of Credit.

In the event that Landlord draws upon the Letter of Credit solely due to Tenant’s failure to renew the Letter of Credit at least forty-five (45) days before its expiration (i) such failure to renew shall not constitute a default hereunder and (ii) Tenant shall at any time thereafter be entitled to provide Landlord with a replacement Letter of Credit that satisfies the requirements hereunder, at which time Landlord shall return the cash proceeds of the original Letter of Credit drawn by Landlord.

Notwithstanding the foregoing, if Tenant’s financial position is substantially improved, whether through consistent profitability and growth, acquisition, merger, public offering or some combination of the same, Landlord will reasonably consider the appropriateness of a reduction or elimination, as the case may be, in the amount of the Letter of Credit, taking into account the then prevailing credit standards for comparable transactions.

5. Common Area; Operating Expenses.

5.1 Definition of Common Area. The term “Common Area,” as used in this Lease has the meaning given to such term in the Declaration.

5.2 Maintenance and Use of Common Area. The Common Area shall be maintained by the Association as set forth in the Declaration. The use and occupancy by Tenant of the Premises shall include the right to use the Common Area (except areas used in the maintenance or operation of the Project), in common with Landlord and other occupants of the Project and their customers and invitees, subject to (i) the Declaration, and (ii) such reasonable, nondiscriminatory rules and regulations concerning the Project as may be reasonably established by Landlord or the Association from time to time including, without limitation, the Rules and Regulations attached hereto as Exhibit “E” (the “Rules and Regulations”). Tenant shall promptly comply with all such rules and regulations and any reasonable, nondiscriminatory amendments thereto upon receipt of written notice from Landlord. Except as required by applicable law, Tenant shall not be required to comply with any new rule or regulation of Landlord unless the same applies nondiscriminatory to all occupants of the Project owned by Landlord, does not materially increase the obligations or materially decrease the rights of Tenant under this Lease. Landlord agrees to not make any changes to the Declaration that would materially increase the obligations or materially decrease the rights of Tenant under this Lease.

5.3 Association Assessments. Throughout the Term of this Lease, commencing on the Commencement Date, Tenant shall pay Landlord as additional rent all assessments levied against the Premises by the Association as provided in the Declaration.

5.4 Operating Expenses. Throughout the Term of this Lease, commencing on the Commencement Date, Tenant shall pay Landlord as additional rent in accordance with the terms of this Section 5, the Operating Expenses for the taxes and insurance for the Premises and for all costs and expenses for the operation, maintenance, repair and replacement of the Premises including, without limitation: (i) any form of real property tax, assessment, license fee, license tax, business license fee, permit fee, inspection fee, commercial rental tax, levy, charge, improvement bond or similar imposition of any kind or nature imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof; (ii) any and all assessments under any covenants, conditions and restrictions affecting the Premises, including without limitation assessments levied by the Association as provided in the Declaration; (iii) water, sewer and other utility charges, including waste disposal, to the extent not separately metered; (iv) the portion of the Premises located outside of the Buildings, including without limitation the soil, landscaping, sprinkler system, walkways, parking areas (including periodic sweeping and restriping), signs and site lighting and pest control; (v) management costs, including without limitation commercially reasonable management and administrative fees; (vi) amortization on a straight line basis over the useful life (together with interest at the

Interest Rate on the unamortized balance) of all expenditures which could be capitalized under generally accepted accounting principles, which are: (A) reasonably intended to produce a reduction in operating charges or energy consumption; or (B) required under any governmental law or regulation that was not applicable to the Premises at the time it was originally constructed; or (C) for replacement or restoration of any equipment and improvements needed to operate or maintain the Premises at the same quality levels as prior to the replacement or restoration; (vii) maintenance of signs; (viii) reasonable accounting, audit, verification, environmental, insurance, tax, legal and other consulting fees; (ix) my other costs and expenses of repairs, maintenance, painting, lighting, cleaning, and similar items; and (x) any expense incurred pursuant to Sections 5.2 (on a pro rata basis to the extent allocable to the Premises), 7, 8.2, 9.2 and 13 (collectively, the “Operating Expenses”). The foregoing list constitutes a nonexclusive list of costs and expenses Landlord may incur for the operation, maintenance, repair and replacement of the Premises, but does not in any way obligate Landlord to incur any particular expense. Notwithstanding the foregoing, “Operating Expenses” shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, “Costs”): (a) Costs occasioned by the act, omission or violation of any law by Landlord or its agents, employees or contractors; (b) except for the deductibles described in Section 13, costs occasioned by damage or destruction or by exercise of the power of eminent domain; (c) Costs to correct any construction defect in the Building Shell or elsewhere in the Project or to comply with any law applicable to the Building Shell as of the Commencement Date; (d) Costs of any renovation, improvement, painting or redecorating of any portion of the Project not made available for Tenant’s use; (e) Costs incurred in connection with marketing or advertising the Project; (f) Costs incurred in connection with the violation by Landlord of the terms of any lease or other agreement; (g) earthquake and flood insurance premiums (unless such insurance is customarily required by other landlords in the area and is commercially reasonable), insurance deductibles in excess of one (1) month’s Basic Rent, and co-insurance payments; (h) Costs related to the presence of any Hazardous Material, except to the extent caused by the release or omission of the Hazardous Material in question by Tenant or is Tenant’s responsibility pursuant to Section 8.4; (i) Costs of depreciation or expense reserves; (j) except when the need for repair, replacement, restoration or maintenance is caused by Tenant, Costs to repair, replace, restore or maintain the structural portions of the Premises (including the roof structure); (k) compensation for any officer of Landlord or for any employee not stationed at the Project on a full-time basis; (l) Costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question pursuant to subsection (vi) above; (m) lease payments and Costs for equipment owned or leased by Landlord; or (j) interest charges and fees incurred on debt.

5.5 Tenant’s Monthly Operating Expense Charge. From and after the Commencement Date, Tenant shall pay to Landlord, on the first day of each calendar month during the Term of this Lease, an amount estimated by Landlord to be the monthly Operating Expenses for the Premises for that month (“Tenant’s Monthly Operating Expense Charge”).

5.6 Estimate Statement. Prior to the Commencement Date and prior to March 31 of each subsequent calendar year during the Term, Landlord will deliver to Tenant a statement (“Estimate Statement”) wherein Landlord will estimate both the Operating Expenses and Tenant’s Monthly Operating Expense Charge for the then current calendar year. Concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant shall pay to Landlord an amount equal to one monthly installment of Tenant’s estimated Monthly Operating Expense Charge multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive (less any applicable Operating Expenses already paid). If at any time during the Term of this Lease Landlord reasonably determines that Tenant’s Share of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement. Within twenty-five (25) days after delivery of the revised Estimate Statement, Tenant shall pay to Landlord the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant shall pay Tenant’s Monthly Operating Expense Charge based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year.

5.7 Actual Statement. By March 31 of each calendar year during the Term, Landlord will deliver to Tenant a statement (“Actual Statement”) which states Tenant’s Share of the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant’s Share of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant shall pay Landlord the difference in a lump sum within twenty-five (25) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant’s Share of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment or installments of Tenant’s Share of the Operating Expenses due under this Lease or promptly return such overpayment to Tenant at the expiration or sooner termination of this Lease. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant’s surrender of the Premises, Tenant’s Share of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

5.8 Audit. Landlord agrees that it will maintain complete and accurate records of all costs, expenses and disbursements paid or incurred by Landlord, its employees, agents and contracts, with respect to the Operating Expenses in accordance with generally accepted accounting principles, consistently applied. Provided Tenant is not then in default of this Lease, Tenant shall have the right to have Tenant’s financial officer or a certified public accountant audit Landlord’s Operating Expenses, subject to the terms & conditions hereof. In no event, however, shall such auditor be compensated by Tenant on a “contingency” basis, or on any other basis tied to the results of the audit. Tenant shall give notice to Landlord of Tenant’s intent to audit within ninety (90) days following delivery of the Actual Statement for each calendar year. Following at least ten (10) business days notice to Landlord, such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where the records are maintained. Landlord shall make such records available to Tenant’s employees and agents for inspection during normal business hours, Tenant’s employees and agents shall be entitled to make photostatic copies of such records, provided Tenant bears the expense of such copying and further provided that Tenant keeps such copies in a confidential manner and does not discuss, display or distribute such copies to any other third party. If Tenant’s audit determines that actual Operating Expenses have been overstated by more than ten percent (10%), then subject to Landlord’s right to review and contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit Tenant’s Operating Expenses and the statements relating to such charges shall be appropriately adjusted to reflect any overstatement in Operating Expenses.

All of the information obtained by Tenant and its auditor in connection with such audit, as well as any compromise, settlement or adjustment reached between Landlord and Tenant as a result of the Audit shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit

5.9 Miscellaneous. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 5 will not constitute a waiver of its right to require an increase in additional rent for Operating Expenses nor will it relieve Tenant of its obligations pursuant to this Section 5, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until twenty-five (25) days after receipt of such Estimate Statement or Actual Statement. If Tenant does not object to any Estimate Statement or Actual Statement within ninety (90) days after Tenant receives any such statement, such statement will be deemed final and binding on Tenant and any future claims to the contrary shall be barred. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the actual Operating Expenses for the year in which this Lease terminates. Tenant shall promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant Such obligation will be a continuing one which will survive the expiration or termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant’s surrender of the Premises, any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

6. Taxes.

6.1 Real Property Taxes. Tenant shall pay all general and special real property taxes, assessments (including, without limitation, change in ownership taxes or assessments), liens, bond obligations, license fees or taxes and any similar impositions in lieu of other impositions now or previously within the definition of real property taxes or assessments (collectively, “Real Property Taxes”) which may be levied or assessed by any lawful authority against the Premises applicable to the period from the Commencement Date until the expiration or sooner termination of this Lease. Notwithstanding the foregoing provisions, if the Real Property Taxes are not levied and assessed against the entire Premises by means of a single tax bill (i.e., if the Premises is included in a larger parcel for purposes of levying and assessing the Real Property Taxes), then the Real Property Taxes levied against the Premises shall be deemed to be the sum of (i) the portion of the Real Property Taxes levied against the improvements on the larger parcel multiplied by a fraction, the numerator of which is the rentable square feet of the Buildings and the denominator of which is the rentable square feet of all buildings (including without limitation the Buildings) located on the larger parcel, plus (ii) the portion of the Real Property Taxes levied against the land in the larger parcel multiplied by a fraction, the numerator of which is the land area of the Land and the denominator of which is the land area of the larger parcel. Tenant shall pay all Real Property Taxes which may be levied or assessed by any lawful authority against the land and improvements of the separate tax parcel on which the Premises is located.

All Real Property Taxes for the tax year in which the Commencement Date occurs and for the tax year in which this Lease terminates shall be apportioned and adjusted so that Tenant shall not be responsible for any Real Property Taxes for a period of time occurring prior to the Commencement Date or subsequent to the expiration of the Term or sooner termination of the Lease.

The amount to be paid pursuant to the provisions of this Section 6.1 shall be paid monthly in advance as part of Tenant’s Monthly Operating Expense Charge as estimated by Landlord based on the most recent tax bills commencing with the month (or partial month on a prorated basis if such be the case) that the Commencement Date occurs. The initial estimated monthly charge for Tenant’s pro rata share of Real Property Taxes is included in the Monthly Operating Expense Charge as provided in Section 5.

If at any time during the Term under the laws of the United States, or the state, county, municipality or any political subdivision in which the Premises is located, a tax or excise on rent or any other tax however described is levied or assessed by any such political body against Landlord on account of rent payable to Landlord or any tax based on or measured by expenditures made by Tenant on behalf of Landlord, such tax or excise shall be considered “Real Property Taxes” for purposes of this Section 6.1, and shall be payable in full by Tenant At Landlord’s option, such taxes or excises shall be payable monthly in advance on an estimated basis as provided in this Section 6.1 or shall be payable within, twenty-five (25) days after Landlord’s delivery of the tax bill to Tenant.

Notwithstanding the foregoing, “Real Property Taxes” shall not include and Tenant shall not be required to pay any tax or assessment expense or any increase therein (i) levied on Landlord’s rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; (ii) attributable to Landlord’s net income, inheritance, gift, transfer, estate or state taxes; or (iii) resulting from the improvement of any of the buildings in the Project for the sole use of other occupants. Notwithstanding the foregoing, in lieu of paying Real Property Taxes as an Operating Expense under the Lease, Tenant shall have the right to pay such taxes prior to the delinquency date thereof, provided that Landlord has delivered the tax bill to Tenant no later than thirty (30) days prior to such delinquency date. In the event Tenant fails to pay the taxes by the delinquency date after such receipt of the tax bill from Landlord, Tenant shall pay the interest and penalties related to the delinquent payment.

6.2 Personal Property Taxes. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments, real and personal, levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Specialized Improvements or alterations in the Premises, whether installed or paid for by Landlord or Tenant. If any such taxes or assessments are levied against Landlord or Landlord’s property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within twenty-five (25) days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord’s cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

7. Utilities and Services. Tenant shall be solely responsible for and shall promptly pay all charges for heat, air conditioning, water, gas, electricity or any other utility used, consumed or provided in, furnished to or attributable to the Premises at the rates charged by the supplying utility companies. In no event shall Landlord be liable for any interruption or failure in the supply of any such utility services to Tenant except to the extent due to Landlord’s or its agents’, employees’ or contractors’ gross negligence, willful misconduct or breach of this Lease. Tenant has the right to contract for telephone, Internet, broadband or other telecommunications services and all other utilities for Tenant’s own use only but Tenant shall not resell or distribute, directly or indirectly, any such services to any other occupant of the Project. If Tenant breaches this covenant, Tenant acknowledges that damages would be an inadequate remedy for Landlord; therefore, Landlord shall be entitled, in any such event, to seek injunctive relief against Tenant in addition to any other remedies Landlord may have at law or in equity.

8. Use.

8.1 General. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.12 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Landlord and Tenant agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant shall observe and comply with all the provisions of the Declaration and the “Rules and Regulations” attached as Exhibit “E,” and, subject to Section 5.2, all reasonable nondiscriminatory modifications of them and additions to them from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but (so long as Landlord endeavors to enforce the Rules and Regulations) shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any such Rules and Regulations. Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the use, occupancy, alteration or improvement, whether structural or nonstructural, of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 as it pertains to Tenant’s use, occupancy, improvement and alteration of the Premises. Nothing in the preceding sentence shall be deemed to require Tenant to make capital repairs or alterations to the Buildings Shell and the General Purpose Tenant Improvements either (i) to cause the Buildings to comply with any laws, statutes, codes, rules and regulations in effect as of the Commencement Date, or (ii) to cause the Buildings to comply with any change in any law, statute, code, rule or regulation that does not relate to Tenant’s particular use, occupancy, alteration or improvement of the Buildings (it being understood that Landlord shall make all such alterations promptly and that Tenant shall pay the cost of such capital repairs or alterations in accordance with Section 5.4(vi)). Tenant shall not use or allow the Premises to be used (a) in violation of the Declaration or any other recorded covenants, conditions and restrictions affecting the Premises or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or the Buildings, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them.

Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises nor commit or suffer to be committed any waste in, on or about the Premises. Tenant and Tenant’s employees and agents shall not solicit business in the Common Area, nor shall Tenant distribute any handbills or other advertising matter in the Common Area. Tenant shall have no right to conduct any auction in, on or about the Premises.

8.2 Parking. Tenant and its employees shall park their vehicles only in the parking areas of the Premises. The use of the parking area shall be subject to the Parking Rules and Regulations attached as Exhibit “E” and, subject to Section 5.2, any other reasonable, nondiscriminatory rules and regulations adopted by Landlord from time to time. Tenant shall be responsible for ensuring that its employees comply with all the provisions of this Section and such other reasonable parking rules and regulations as may be adopted and implemented by Landlord from time to time. Tenant shall not use more parking spaces than the number indicated as the Maximum Vehicle Parking Spaces on the Summary of Basic Lease Information and Definitions.

8.3 Signs, Awnings and Canopies. Without Landlord’s prior written consent, which consent shall not be unreasonably withheld, Tenant will not place or suffer to be placed or maintained (i) any sign, display, decoration, lettering or other advertising materials (collectively, “Signs”), awning or canopy on the roof, on any exterior door, wall or window, or within 48 inches of any window, of the Premises, (ii) any Sign on the glass of any window or door of the Premises, or which would be visible from the exterior of the Buildings, or (iii) any Sign in any location in, on or about the Premises (other than inside the Buildings). The size, design, graphics, material, style, color and other physical aspects of any permitted Sign, awning or canopy shall be subject to Landlord’s written approval prior to installation (which approval may be withheld in Landlord’s reasonable discretion), any covenants, conditions or restrictions encumbering the Premises, the Sign Guidelines for The Business Park at Morgan Hill Ranch, as in effect from time to time and approved by applicable governmental authorities (“Sign Criteria”), and any applicable municipal or other governmental permits and approvals. Tenant shall at Tenant’s sole cost and expense maintain any such Sign, awning or canopy as may be approved by Landlord in good condition and repair at all times. Upon the expiration or earlier termination of this Lease, Tenant shall (a) remove all Signs, awnings and canopies and (b) repair any damage to the Buildings or the Premises resulting from such removal all at Tenant’s sole cost and expense. If Tenant fails to maintain any approved Sign, awning or canopy, within ten (10) days after Landlord’s delivery of notice to Tenant, Landlord may do so and Tenant shall reimburse Landlord for such cost plus a ten percent (10%) overhead fee. If Tenant installs any Sign, awning or canopy without Landlord’s prior written consent, or if Tenant fails to remove any such items at the expiration or earlier termination of this Lease, Landlord may have such items removed and stored and may repair any damage to the Buildings or the Premises at Tenant’s expense. The removal, repair and storage costs shall bear interest until paid at the maximum nonnsurious rate allowed by law.

8.4 Hazardous Materials.

(a) As used in this Lease, the term “Hazardous Materials” means and includes (i) any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including without limitation asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls, and freon and other chlorofluorocarbons, and (ii) any substance or matter which is in excess of permitted levels set forth in any federal, California or local law or regulation pertaining to any hazardous or toxic substance, material or waste.

(b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, the “Tenant Parties”) except in accordance with all applicable laws, ordinances and regulations. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises ordinary and general office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), provided that (A) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products and (B) all of the other terms and provisions of this Section 8.4 shall apply with respect to the use and disposal of all such products. In addition, concurrently with the execution of this Lease, Tenant shall complete and deliver to Landlord an Environmental Questionnaire in the form of Exhibit “H.” Upon Landlord’s request, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were used, generated, stored, released or disposed of on, under or about the Premises and shall deliver to Landlord complete and legible copies of all documents reasonably requested by Landlord which relate to the use, generation, storage, release or disposal of Hazardous Materials at the Premises. Landlord may further require that Tenant demonstrate that such Hazardous Materials will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the use, generation, storage, release or disposal of any Hazardous Materials by Tenant on or about the Premises or to conduct periodic inspections of the use, generation, storage, release or disposal of Hazardous Materials by Tenant, and Tenant shall upon Landlord’s demand reimburse Landlord for any costs and expenses Landlord reasonably incurs in connection therewith if it is determined that Tenant violated the provisions of this Section. Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove from the Premises and the Project, at its sole cost and expense, any and all Hazardous Materials used by Tenant or any of the Tenant Parties, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Buildings or the Project or any portion of it by Tenant or any of the Tenant Parties as required by law. If Tenant fails to perform any obligation to perform under this Section and such failure continues for ten (10) days after Tenant’s receipt of written notice from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, perform such obligation on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such obligations shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

(c) To the fullest extent permitted by law, Tenant shall promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, the “Landlord Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials in violation of law on, in, under or about the Premises, the Buildings or any other portion of the Project and which are caused or knowingly permitted by Tenant or any of the Tenant Parties. Tenant shall promptly notify Landlord of any release of Hazardous Materials in the Premises, the Buildings or any other portion of the Project which Tenant becomes aware of during the Term, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or knowingly permitted by Tenant or any of the Tenant Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the reasonable satisfaction of Landlord and Landlord’s mortgagees. At all times during the Term, upon giving Tenant not less than one (1) business days’ notice, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. The provisions of this Section 8.4 will survive the expiration or earlier termination of this Lease. Notwithstanding any provision of this Section 8.4 to the contrary, in no event shall Tenant be responsible for migration or seepage of underground contamination from a source outside the Premises unless caused by Tenant or any of the Tenant Parties.

(d) To Landlord’s actual knowledge, except as disclosed in the Phase I Environmental Assessment Update dated January 6,1999, prepared by Lowney Associates, or in the Level Two Environmental Site Assessment Chemical Analysis of Soil for Morgan Hill Business Park dated January 9,1991, prepared by Earth Metrics Incorporated, (i) no Hazardous Material is present in the Premises or the soil, surface water or groundwater of the Premises; (ii) no underground storage tanks are present on the Premises; and (c) Landlord has received no notice of any action, proceeding or claim pending or threatened regarding the Premises concerning any Hazardous Material or pursuant to any environmental law. Under no circumstances shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives and assigns from and against all losses, costs, claims, liabilities and damages (including attorneys’ and consultant’s fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Materials present in, on or about the Premises, the Project or the soil, air, improvements, groundwater or surface water caused by Landlord or its agents, employees or contractors or existing on the Premises or the Project prior to the date of this Lease, or the violation of any environmental law by Landlord or its agents, employees or contractors.

8.5 Refuse and Sewage. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

8.6 Extraordinary Services. If Landlord incurs Operating Expenses or other costs for any increase in services provided to or for the benefit of Tenant above those services normally provided by Landlord to the other tenants and such increased services or costs result from any act, conduct, extraordinary use or special request by Tenant or its employees or customers, Tenant shall reimburse Landlord for the costs of such extraordinary services within thirty (30) days after Landlord delivers to Tenant written invoice for such extraordinary services. By way of example only, if Tenant requests or if Tenant’s business operation should require extraordinary security services, lighting, cleaning or repair, Landlord may bill such extraordinary services directly to Tenant as provided in this Section 8.6 and Tenant shall reimburse Landlord as provided in this Section. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises. Tenant assumes all responsibility for the protection of Tenant, its agents, invitees and property from acts of third parties.

8.7 Inspections. Tenant shall, at its own cost, retain a licensed, bonded professional HVAC service (“HVAC Contract”) to perform customary inspections of mechanical systems serving the Premises at reasonable intervals (but not less than once each calendar quarter) and shall promptly cause any corrective work recommended by such service to be performed. Tenant shall, at its own cost, retain a licensed, bonded professional fire protection system maintenance service (“Fire System Contract”) to perform customary inspections and maintenance of fire systems serving the Premises at reasonable intervals (but not less than once each calendar quarter) and shall promptly cause any corrective work recommended by such service to be performed. All such work shall be performed pursuant to written contracts, copies of which shall be delivered to Landlord by Tenant upon request.

9. Condition of Premises: Repair Obligations.

9.1 Condition of Premises. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or its condition, or with respect to the suitability thereof for the conduct of Tenant’s business.

9.2 Landlord’s Repair Obligations. Landlord shall, at Landlord’s sole cost and expense, repair, maintain and replace, as necessary, the Building Shell and other structural portions of the Buildings (including the roof structure, exterior walls and foundations); provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant’s agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance, repairs or replacements. Landlord shall not be liable to Tenant for failure to perform any such repairs, replacements or maintenance, unless Landlord fails to make such repairs or replacements and such failure shall continue for an unreasonable time following written notice from Tenant to Landlord of the need therefor. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature). Landlord shall perform and construct; and Tenant shall have no responsibility to perform or construct, any improvements which could be treated as a “capital expenditure” pursuant to generally accepted accounting principles provided, however, that Tenant shall pay the cost of such capital expenditures in accordance with Section 5.4(vi).

9.3 Tenant’s Repair Obligations. Except for Landlord’s obligations specifically set forth in Section 9.2, and subject to Sections 16.1 and 17.2 hereof, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, paint, preserve and replace, as necessary, the Premises and all parts thereof including, without limitation, nonstructural components, roof covering, all driveways and walkways, parking areas, Interior Improvements, Tenant Changes, utility meters, pipes and conduits, all heating, ventilating and air conditioning systems serving the Premises, all fixtures, furniture and equipment, Tenant’s storefront and signs, if any, locks, closing devices, security devices, doors, windows, window sashes, casements and frames, floors and floor coverings, shelving, restrooms, if any, and any alterations, additions and other property located within the Premises in good condition and repair, reasonable wear and tear and damage from casualty or eminent domain excepted. Nothing in the preceding sentence shall be deemed to require Tenant to perform Landlord’s maintenance obligations set forth in Section 9.2. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations under this Lease, Tenant shall, at Landlord’s request, provide Landlord with copies of all maintenance schedules, records, reports and notices prepared by, for or on behalf of Tenant. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the gross negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) or Tenant’s employees which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

10. Alterations.

10.1 Tenant Changes; Conditions.

(a) Tenant shall not make any alterations, additions, improvements or decorations to the Premises (collectively, “Tenant Changes,” and individually, a “Tenant Change”) unless Tenant first obtains Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold. Landlord may impose, as a condition to its consent, any reasonable requirements, including, without limitation, a requirement that all work exceeding One Hundred Thousand Dollars ($100,000) be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time and contractor for performance of the work. Notwithstanding the foregoing, Tenant may make nonstructural Tenant Changes without Landlord’s consent if the cost of such Tenant Change does not exceed Twenty-Five Thousand Dollars ($25,000).

(b) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all laws, rules and regulations of all governmental agencies and authorities including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in any other building located within the Project, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Buildings or any other building located within the Project; and (v) at such times, in such manner and, subject to Section 5.2, subject to such rules and regulations as Landlord may from time to time reasonably designate, so long as such rules and regulations do not unreasonably interfere with Tenant’s ability to conduct its business at the Premises.

(c) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the provisions of Section 12 of this Lease.

10.2 Removal of Tenant Changes and Tenant Improvements. Subject to the provisions of the Work Letter, Tenant shall, at its sole cost, remove all Tenant Changes and the initial Interior Improvements in the Premises, including mechanical, electrical and plumbing systems, immediately prior to the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal.

10.3 Removal of Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including equipment, business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant’s sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal. Any such property of Tenant not removed by the expiration or sooner termination of this Lease shall be stored and disposed of by Landlord in accordance with law.

10.4 Tenant’s Failure to Remove. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 10.2 above, Landlord may (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other-costs incurred in the removal, storage and sale of such items), with any remainder to be paid to Tenant.

11. Liens. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Project or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord’s request, provide Landlord with enforceable, conditional and final lien releases (and other reasonable evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of nonresponsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded so that it no longer affects title to the Project or the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after Tenant receives notice of the filing of such lien, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it deems proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord, within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

12. Tenant’s Insurance.

12.1 Types of Insurance. On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

(a) All Risk insurance, including fire and extended coverage, sprinkler leakage, vandalism and malicious mischief coverage upon property of every description and kind owned by Tenant and located in the Premises, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Tenant Changes (but excluding the initial General Purpose Improvements), in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord based on insurance industry standards shall prevail.

(b) Commercial general liability insurance coverage, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner’s protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease, including Section 15, liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with a general aggregate of not less than Three Million Dollars ($3,000,000) per occurrence which shall contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire and shall include fire legal liability limits of not less than One Million Dollars ($1,000,000). The general, aggregate amount of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord. The general liability limits will be reviewed from time to time for adequacy and if determined insufficient by insurance industry standards, shall be increased to a suitable level.

(c) Worker’s Compensation in statutory amounts and limits, and Employer Liability Insurance in limits of not less than One Million Dollars ($1,000,000) per accident, injury or illness.

(d) Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, to Tenant’s parking areas or to the Buildings as a result of such perils.

(e) Auto liability insurance including coverage for leased, rented and hired vehicles, and pollution arising out of upset or overturns with a combined single limit of not less than One Million Dollars ($1,000,000).

(f) Pollution liability insurance to include coverage for release, seepage, migration and cleanup expenses.

(g) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time based on insurance industry standards, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

12.2 Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in California and rated not less than financial class VIII, and not less than policyholder rating A- in the most recent version of Best’s Key Rating Guide; (b) be in form reasonably satisfactory to Landlord and Landlord’s mortgagee from time to time; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord’s request, Landlord’s mortgagees of which Tenant has been informed in writing, as additional insureds, all as their respective interests may appear, (d) shall not have a deductible amount exceeding Twenty-Five Thousand Dollars ($25,000.00); (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord’s mortgagees shall be primary, and any insurance carried by Landlord or Landlord’s mortgagees shall be excess and non-contributing; (f) as to all the All Risk insurance described in Section 12.1 (a), contain an endorsement that the insurer waives its right to subrogation as described in Section 14 below; and (g) contain an undertaking by the insurer to notify Landlord (and the mortgagees of Landlord who are named as additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant shall deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days prior to the date Tenant takes possession of all or any part of the Premises, certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Section 12. Tenant shall cause replacement certificates to be delivered to Landlord not less than thirty (30) days (but in no event less than two (2) weeks) prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within ten (10) days after a written demand from Landlord, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Section 19.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense. In such event Tenant shall reimburse Landlord, within ten (10) days after written demand therefor, for all reasonable costs incurred by Landlord thereby, together with interest thereon at the Interest Rate.

12.3 Effect on Insurance. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant under this Lease, or (b) increase the costs of any insurance policy maintained by Landlord or the Association with respect to the Premises or the Project unless Tenant pays the cost of any such increase. If Tenant’s occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord or the Association with respect to the Premises or the Project, Tenant shall pay such increase, as applicable, (i) to Landlord as additional rent immediately after being billed by Landlord, or (ii) to the Association immediately after being billed therefor by the Association. If any insurance coverage carried by Landlord or the Association with respect to the Premises or the Project shall be canceled or reduced (or cancellation or reduction is threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after notice thereof, Tenant shall be deemed to be in material default under this Lease, without the benefit of any additional notice or cure period specified in Section 19.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.

13. Landlord’s Insurance. During the Term, Landlord shall insure the Premises and the General Purpose Improvements initially installed in the Premises pursuant to Exhibit “C” (excluding, however, Tenant’s furniture, equipment and other personal property, Specialized Improvements and Tenant Changes) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements for the full replacement cost of the Premises, rental loss coverage for not less than one (1) year and such additional coverage, at Landlord’s option, as Landlord deems appropriate. Landlord shall also carry commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in California. At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other land, buildings and projects. Upon Tenant’s request, Landlord shall carry earthquake insurance or such other insurance for the Premises as requested by Tenant, provided Tenant pays the cost thereof. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or Landlord’s mortgagees may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Section 13 (including deductibles) shall be paid by Landlord but Tenant shall reimburse Landlord for all such costs to the extent such amounts are properly includable as Operating Expenses within thirty (30) days after Landlord’s delivery to Tenant of reasonable evidence of payment thereof by Landlord. It is the Parties’ intent that there be no overlapping insurance coverage. Notwithstanding the foregoing, in lieu of paying such insurance as an Operating Expense under the Lease, Tenant shall have the right to pay such insurance upon receipt of an invoice from Landlord on or before the due date of such invoice.

14. Waivers of Subrogation.

14.1 Mutual Waiver of Parties. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby waive their rights against each other and their respective agents, employees, successors, assignees and sublessees with respect to any claims or damages or losses which are caused by or result from (a) damage to property or loss of income insured against under any insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss without regard to the negligence or willful misconduct of the entity or person so released, or (b) damage to property or loss of income which would have been covered under any insurance required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 12 and 13 of this Lease (as applicable) had such insurance been obtained and maintained as required without regard to the negligence or willful misconduct of the entity or person so released. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

14.2 Waiver of Insurers. Each Party shall cause each property and loss of income insurance policy required to be obtained by it pursuant to Sections 12 and 13 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either Party fails to maintain property or loss or income insurance required under this Lease, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

15. Indemnification and Exculpation.

15.1 Tenant’s Assumption of Risk and Waiver. Except to the extent such matter is not covered by the property insurance required to be maintained by Tenant under this Lease and such matter is attributable to the gross negligence or willful misconduct of Landlord or its agents or employees or Landlord’s breach of Landlord’s obligations or representations under this Lease, Landlord shall not be liable to Tenant, Tenant’s employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable for any consequential damages or loss of business or profits and Tenant hereby waives any and all claims for any such damages. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers, unless such damage shall be caused by the gross negligence or willful misconduct of Landlord or its agents or employees. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

15.2 Indemnification.

(a) Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (a) any act or omission of Tenant or any of Tenant’s agents, employees, contractors, subtenants, assignees, licensees or with respect to acts or omissions within the Premises only, Tenant’s invitees (collectively, “Tenant Parties”); (b) the use of the Premises and Common Areas and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Buildings or elsewhere on the Project; and (c) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

(b) Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages liabilities, claims, attorneys’ fees, costs and expenses arising from the gross negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, or Landlord’s violation of any law, order or regulation or a breach of Landlord’s obligations or representations under this Lease.

15.3 Survival; No Release of Insurers. Landlord’s and Tenant’s indemnification obligation under Section 15.2 shall survive the expiration or earlier termination of this Lease. Landlord’s and Tenant’s covenants, agreements and indemnification in Sections 15.1 and 15.2 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant pursuant to the provisions of this Lease.

16. Damage or Destruction.

16.1 Landlord’s Rights and Obligations. As used in this Section, “Landlord’s contractor” means a contractor reasonably acceptable to both Landlord and Tenant. If (i) the Building Shell and General Purpose Improvements (defined in the Work Letter), excluding Specialized Improvements and Tenant Changes, are damaged by fire or other casualty that Landlord is required to insure against pursuant to Section 13 of this Lease to an extent not exceeding forty percent (40%) of the full replacement cost thereof, and Landlord’s contractor estimates in a writing delivered to the Parties that the damage is such that the Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within three hundred sixty-five (365) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration, or (ii) the Building Shell and General Purpose Improvements, excluding Specialized Improvements and Tenant Changes, are damaged by fire or other casualty that Landlord is not required to insure against pursuant to Section 13 of this Lease to an extent not exceeding three percent (3%) of the full replacement cost thereof, then Landlord shall commence and proceed diligently to repair, reconstruct and restore the portion of the Building Shell damaged by such casualty (including the General Purpose Improvements but not including any Specialized Improvements or Tenant Changes), in which case this Lease shall continue in full force and effect. If, however, the Building Shell and General Purpose Improvements are damaged by fire or other casualty that Landlord is required to insure against pursuant to Section 13 of this Lease to an extent exceeding forty percent (40%) of the full replacement cost thereof, or Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than three hundred sixty-five (365) days to complete, or the Building Shell and General Purpose Improvements are damaged by fire or other casualty that Landlord is not required to insure against pursuant to Section 13 of this Lease to an extent exceeding three percent (3%) of the full replacement cost thereof, then Landlord may elect to terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate.

If the Building Shell and General Purpose Improvements are damaged by fire or other casualty, whether or not Landlord is required to insure against such casualty pursuant to Section 13 of this Lease, and Landlord’s contractor estimates in a writing delivered to the Parties that such work of repair, reconstruction and restoration will require longer than two hundred seventy (270) days to complete, then Tenant may elect to terminate this Lease effective as of the date which is thirty (30) days after Landlord’s receipt of Tenant’s election to so terminate.

Under any of the conditions of this Section 16.1, either Party shall give written notice to the other Party of its intention to terminate within the earlier of one hundred twenty (120) days after the occurrence of such casualty, or fifteen (15) days after that Party’s receipt of the estimate from Landlord’s contractor. However, if Landlord elects to terminate the Lease pursuant to the terms of this Section, Tenant shall be entitled to negate Landlord’s election by paying to Landlord the amount (the “Tenant Share”) by which the cost to repair such damage exceeds forty percent (40%) of the full replacement cost (less amounts of insurance already received by Landlord), in case of damage for which Landlord is required to insure against pursuant to Section 13, or by which the cost to repair such damage exceeds three percent (3%) of the full replacement cost, in case of damage for which Landlord is not required to insure against pursuant to Section 13.

Landlord shall not use its termination rights under this Section solely in order to obtain higher rents for the Premises from Tenant or another tenant. Landlord shall use commercially reasonable efforts to obtain insurance proceeds from the applicable insurer and to reimburse Tenant for the Tenant Share upon Landlord’s receipt of that portion of the insurance proceeds to the extent available

16.2 Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately notify Landlord of the damage or destruction.

16.3 Abatement of Rent. If as a result of any such damage, repair, reconstruction or restoration of the Premises, Tenant is prevented from using, and does not use, the Premises or any portion of it, then the rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion of it, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. Except for abatement of rent as provided in this Section 16.3, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

16.4 Inability to Complete. Notwithstanding anything to the contrary contained in this Section 16, if Landlord is obligated or elects to repair, reconstruct or restore the damaged portion of the Premises pursuant to Section 16.1 above, but is delayed from completing such repair, reconstruction or restoration beyond the date which is one hundred twenty (120) days after the date estimated by Landlord’s contractor for completion of the repair, reconstruction or restoration pursuant to Section 16.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, any delay due to Force Majeure as defined in Section 31.13, and delays caused by Tenant or any Tenant Parties), then either Party may elect to terminate this Lease upon ten (10) days’ prior written notice to the other Party.

16.5 Damage Near End of Term. In addition to its termination rights in Sections 16.1 and 16.4 above, Landlord shall have the right to terminate this Lease if the Premises are damaged to an extent exceeding forty percent (40%) of the full replacement cost of the Premises occurs during the last twelve (12) months of the Term of this Lease, unless Tenant has exercised its Extension Option to extend the Lease Term.

16.6 Waiver of Termination Right. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the Parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes permitting the Parties to terminate this Lease as a result of any damage or destruction).

17. Eminent Domain.

17.1 Substantial Taking. Subject to the provisions of Section 17.4, in case the whole of the Premises, or such part of the Premises as shall substantially interfere with Tenant’s use and occupancy of the Premises as reasonably determined by Landlord and Tenant, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

17.2 Partial Taking; Abatement of Rent. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant’s business, then, except as otherwise provided in the immediately following sentence, neither Parry shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds from the condemning authority), and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking.

17.3 Condemnation Award. Subject to the provisions of Section 17.4, in connection with any taking of the Premises or the Buildings, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be entitled to compensation for the unamortized value of the improvements made to the Premises paid for by Tenant, and shall be entitled to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.

17.4 Temporary Taking. In the event of a taking of the Premises or any part of it for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 31 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 17.4, a temporary taking shall be defined as a taking for a period of two hundred ten (210) days or less.

17.5 Waiver of Termination Right. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the Parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the Parties to terminate this Lease as a result of a taking.

18. Assignment and Subletting.

18.1 Restriction on Transfer. Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Premises (collectively and individually, a “Transfer”), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold. The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is Transferred by Tenant, or if the Premises or any part of it are Transferred or occupied by any person or entity other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such Transfer, occupancy or collection shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained unless expressly made in writing by Landlord. Irrespective of any Transfer, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Without limiting in any way

Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord’s opinion, (i) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the Transfer, or (ii) the proposed assignee or subtenant is not, in Landlord’s reasonable opinion, of reputable or good character or consistent with Landlord’s desired tenant mix for the Project. Any proposed assignee or subtenant which Landlord does not disapprove shall be deemed a “Permitted Transfer.”

18.2 Permitted Transfers. Notwithstanding anything contained in Section 18 to the contrary, (i) Landlord’s consent shall not be required pursuant to a Transfer in connection with the initial public offering of the stock of Tenant, and (ii) Tenant may Transfer this Lease without Landlord’s consent, and without payment of any amount to Landlord, to an “Affiliate” (defined below) of Tenant, so long as the financial condition of the Affiliate is sufficient to insure the transferee’s ability to perform Tenant’s obligations under this Lease. As used in this Lease, “Affiliate” means (i) an entity controlled by or under common control with Tenant; (ii) a corporation with whom Tenant merges or consolidates; or (iii) a purchaser of all or substantially all of Tenant’s assets (a “Sale of the Business”). No such Transfer shall be deemed a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease, and Tenant shall remain liable, jointly and severally and as a principal, and not as a guarantor or surety, under this Lease, to the same extent as though no Transfer by Tenant had been made. Neither the sale nor transfer of Tenant’s capital stock shall be deemed a Transfer. No such Transfer shall be a subterfuge by Tenant to avoid its obligations under this Lease or to deprive Landlord of its rights under this Lease.

18.3 Transfer Notice. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall give Landlord a notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as “Transferee”), reasonable information (including references) concerning the character, ownership and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

18.4 Landlord’s Options. Within thirty (30) days of Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee’s financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; or (ii) refuse such consent, which refusal shall be on reasonable grounds.

18.5 Additional Conditions. A condition to Landlord’s consent to any Transfer, Tenant shall deliver to Landlord a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord. Tenant shall pay to Landlord, as additional rent, all sums and other consideration payable to and for the benefit of Tenant by the Transferee in excess of the rent payable under this Lease for the same period and portion of the Premises. In calculating excess rent or other consideration which may be payable to Landlord under this Section, Tenant will be entitled to deduct the unamortized value of the improvements paid for by Tenant in the Premises, including the portion of the General Purpose Improvements in excess of the Allowance, the portion of the Building Shell Costs (defined in the Work Letter) paid for by Tenant and Specialized Improvements paid for by Tenant (and including any uninsured amounts paid for by Tenant in rebuilding the same following a casualty which occurs prior to the Commencement Date) and commercially reasonable third party brokerage commissions and attorneys’ fees, alterations made to effectuate the Transfer, and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord. No Transfer will release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant under this Lease. Landlord may require that any Transferee remit directly to Landlord on a monthly basis all monies due Tenant by said Transferee. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. If any Transferee of Tenant or any successor of Tenant defaults in the performance of any of the terms of this Lease, after expiration of applicable cure periods, if any, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord’s consideration of the proposed assignment or sublease, Tenant shall pay Landlord a nonrefundable administrative fee of One Thousand Dollars ($1,000.00), plus Landlord’s reasonable attorneys’ fees and costs and other costs incurred by Landlord in reviewing such proposed assignment or sublease.

19. Tenant’s Default and Landlord’s Remedies.

19.1 Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a) the vacation or abandonment of the Premises by Tenant unless Tenant monitors the Premises to prevent vandalism and pays any increase in the cost to insure the Premises as a result of the Premises being unoccupied. “Abandonment” includes without limitation any absence by Tenant from the Premises for five (5) business days or longer while in default of any other provision of this Lease;

(b) the failure by Tenant to make when due any payment of rent or additional rent or any other payment required to be made by Tenant under this Lease within five (5) days after written notice of a delinquency by Landlord;

(c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 19.1 (a) or (b) above, where such failure continues for a period of thirty (30) days after written notice from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than one hundred eighty (180) days from the date of such notice from Landlord.

(d) (i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days.

19.2 Landlord’s Remedies; Termination. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant under this Lease. If Landlord elects to so terminate this Lease, then Landlord may recover from Tenant:

(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized portion of the Allowance (defined in the Work Letter); attorneys’ fees; unamortized brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant Changes, those certain Interior Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 19.2(a) and 19.2(b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate set forth in Section 1.13 of the Summary. As used in Section 19.2(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.3 Landlord’s Remedies; Re-Entry Rights. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and disposed of pursuant to Section 10.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 19.3, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination be decreed by a court of competent jurisdiction.

19.4 Landlord’s Remedies; Continuation of Lease. In the event of any such default by Tenant beyond applicable notice and cure periods, if any, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 19.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord’s election not to terminate this Lease pursuant to this Section 19.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

19.5 Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of rent. If Tenant fails to pay any sum of money (other than Monthly Basic Rent) or perform any other act on its part to be paid or performed under this Lease and such failure continues for three (3) business days with respect to monetary obligations (or twenty-five (25) days with respect to nonmonetary obligations) after Tenant’s receipt of written notice from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within ten (10) days after demand therefor as additional rent.

19.6 Interest. If any monthly installment of Monthly Basic Rent, additional rent or any other amount payable by Tenant under this Lease is not received by Landlord by the date when due, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 19.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

19.7 Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Monthly Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises or the Buildings. Accordingly, if any monthly installment of Monthly Basic Rent or Operating Expenses or any other amount payable by Tenant under this Lease is not received by Landlord within five (5) days following the due date, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law provided Tenant shall be entitled to one (1) written notice of a delinquency and a five (5) day cure period thereafter for each twelve (12) month period before such late charge is assessed. The Parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

19.8 No Lien on Tenant’s Personal Property. Landlord shall have no security interest or lien on any item of Tenant’s trade fixtures, furniture, equipment and other personal property (“Tenant’s Property”). Within ten (10) days following Tenant’s request, Landlord shall execute documents reasonably acceptable to Landlord and Tenant to evidence Landlord’s waiver of any right, title, lien or interest in Tenant’s Property and giving any lenders holding security interest or lien on Tenant’s Property reasonable rights of access to the Premises to remove such Tenant’s Property, provided that such lenders repair any damage caused by such removal.

19.9 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Section 19 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 19 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

19.10 Waiver of Jury Trial. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WIT THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE.

20. Landlord’s Default. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such incurred default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; and (c) Tenant’s rights and remedies shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies or (ii) this Lease otherwise expressly limits Tenant’s rights or remedies, including the limitation on Landlord’s liability contained in Section 28.

21. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Buildings, this Lease shall be subject and subordinate at all times to the lien of such mortgages and deeds of trust, as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereto, provided such ground lessor, master lessor, mortgagee or beneficiary, as applicable, agrees not to disturb Tenant’s tenancy under this Lease so long as Tenant is not in default under this Lease beyond applicable notice and cure periods. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any or all mortgages or deeds of trust to this Lease. If any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord’s successor in interest, Tenant shall attorn to and become the tenant of such successor provided such ground lessor, master lessor, mortgagee or beneficiary, as applicable, agrees not to disturb Tenant’s tenancy under this Lease so long as Tenant is not in default under this Lease beyond applicable notice and cure periods. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant under this Lease in the event of any such foreclosure proceeding or sale. Tenant shall execute and deliver to Landlord within twenty (20) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such mortgage or deed of trust. If Tenant fails to sign and return any such document within ten (10) days after a second written demand from Landlord, Tenant shall be in material default under this Lease without the benefit of any additional notice or cure periods specified in Section 19.1 above. Notwithstanding anything to the contrary contained in this Section, the subordination of Tenant’s rights and interest under the Lease to any mortgage or deed of trust shall be contingent upon Tenant’s having received from any such mortgagee or beneficiary of any deed of trust a recognition agreement reasonably acceptable to Landlord and Tenant.

22. Estoppel Certificate.

22.1 Tenant’s Obligations. Within ten (10) business days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certification a form substantially similar to the form of Exhibit “F,” certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to Tenant’s actual knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 22.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Buildings or the Premises, as well as their assignees.

22.2 Tenant’s Failure to Deliver. Tenant’s failure to deliver such estoppel certificate within ten (10) days after a second written demand from Landlord shall constitute a default under this Lease without the benefit of any additional notice or cure periods specified in Section 19.1 above. Tenant’s failure to deliver such estoppel certificate within such time shall constitute a default under this Lease without the applicability of the notice and cure periods specified in Section 19.1 above and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s or Tenant’s performance (other than Tenant’s failure to deliver the estoppel certificate); and (c) not more than one (1) month’s rental has been paid in advance. Tenant shall indemnify, protect, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord pursuant to Section 22.1 above.

23.	Financial Statements.

23.1 Periodic and Quarterly Statements. Tenant shall deliver to Landlord, prior to the execution of this Lease, within ninety (90) days after the end of each of Tenant’s fiscal quarters during the Term of this Lease, and thereafter at any time upon Landlord’s request, financial statements, including a balance sheet and profit and loss statement for the most recent prior year, of Tenant (collectively, the “Statements”). The Statements shall be prepared in accordance with generally accepted accounting principles and shall accurately and completely reflect the financial condition of Tenant. The Statements shall be certified to be true, accurate and complete by Tenant, if Tenant is an individual, or by the chief financial officer or general partner of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Buildings or Premises, and to any encumbrancer of all or any portion of the Buildings or Premises provided such purchaser or encumbrancer also agrees to hold such statements confidential. Notwithstanding anything to the contrary herein, if Tenant becomes a publicly traded company, Tenant shall not be required to deliver any statements that are not publicly available. Notwithstanding anything to the contrary herein, if Tenant becomes a publicly traded company, Tenant shall not be required to deliver any statements that are not publicly available.

23.2 Annual Statements. Within one hundred eighty (180) days after the end of each fiscal year, Tenant shall deliver to Landlord annual Statements for the most recent twelve (12) month period available, audited in accordance with generally accepted accounting principles by a certified public accountant approved in writing by Landlord. Concurrently with the delivery of the annual Statements, Tenant shall deliver to Landlord any updated business plan prepared by, for or on behalf of Tenant.

23.3 Representations Regarding Statements. Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease. Tenant represents to Landlord to its current actual knowledge that such Statements represent Tenant’s financial condition at the time such statements were prepared.

24.	Modification and Cure Rights of Landlord’s Mortgagees and Lessors.

24.1 Modifications. If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Buildings or the Premises, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant’s rights hereunder.

24.2 Cure Rights. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights under it, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure).

25. Quiet Environment. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of rent) within applicable notice and cure periods, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

26. Entry by Landlord. Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply any service or perform any repairs required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of nonresponsibility, and to repair the Premises or any other portion of the Buildings, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant’s business, and shall provide Tenant with reasonable advance notice of not less than one (1) business days’ notice (except in cases of emergency) such entry taking into consideration the circumstances of Landlord’s entry. Landlord shall have the right, at its option, to retain a key which unlocks all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open Tenant’s doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion of the Premises, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Section 15.1, to the extent of Landlord’s gross negligence or willful misconduct. Any such entry shall comply with Tenant’s reasonable security measures.

27. Transfer of Landlord’s Interest. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Buildings or the Premises. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Buildings, the Premises or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

28. Limitation on Landlord’s Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord or Landlord’s partners, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or Landlord’s partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Premises, including all insurance, condemnation and sales proceeds thereof, and no other assets of Landlord.

29. Payments and Notices. All rent and other sums payable by Tenant to Landlord shall be paid to Landlord at the address designated in Section 1.1 of the Summary, or to such other persons and at such other places as Landlord designates in writing. Any notice required or permitted to be given under this Lease must be in writing and may be given by personal delivery, including delivery by nationally recognized overnight courier or express mailing service, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address designated in Section 1.2 of the Summary and to its counsel at the address designated in Section 1.2 of the Summary, or to Landlord at the address designated in Section 1.1 of the Summary and to its counsel at the address designated in Section 1.1 of the Summary. Either Party may, by written notice to the other, specify a different address for notice purposes upon giving the other Party at least five (5) days’ prior written notice in the manner set forth in this Section. Notice shall be deemed delivered (a) if personally delivered, upon receipt or, if delivery is refused, upon first attempted delivery, or (b) three (3) business days after mailing, if mailed as set forth above.

30. End of Term.

30.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord broom clean and in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, casualty and condemnation excepted, with all of Tenant’s personal property and all Interior Improvements and Tenant Changes removed and all damage caused by such removal repaired. If for any reason Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease with such removal and repair obligations completed, then, in addition to the provisions of Section 30.3 below and Landlord’s other rights and remedies, Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses, including attorneys’ fees and court costs, resulting from such failure to surrender, including without limitation, any claim made by any succeeding tenant based on Tenant’s failure to surrender the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

30.2 Holding Over. If Tenant holds over after the expiration or earlier termination of the Term, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all Common Area Expenses and any other additional rent under this Lease), but at a Monthly Basic Rent equal to the greater of: (a) two hundred percent (200%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; or (b) two hundred percent (200%) of the prevailing market rate excluding any rental or other concessions (as reasonably determined by Landlord) for the Premises in effect on the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over or result in an extension of this Lease. Monthly Rent for any partial month shall be prorated in the proportion to the actual number of days in the month that this Lease is in effect.

30.3 No Effect on Landlord’s Rights. The foregoing provisions of this Section 30 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord under this Lease or otherwise provided at law or in equity.

31. Miscellaneous.

31.1 Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the State of California.

31.2 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

31.3 Waiver. The waiver by either Party of any breach by the other Party of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition, nor shall any custom or practice which may become established between the Parties in the administration of the terms of this Lease be deemed a waiver of, or in any way affect, the right of any Party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either Party shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the nondefaulting Party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

31.4 Terms and Headings. The words “Landlord” and “Tenant” as used in this Lease shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of it. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the Parties intended thereby to state the converse of the deleted language.

31.5 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to “days” shall mean calendar days unless specifically modified to be “business” days.

31.6 Prior Agreements; Amendments. This Lease, including the Summary and all Exhibits and Riders attached to it (i) contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and (ii) supersedes all prior agreements and understanding, oral or written, express or implied, pertaining to the Premises or any such other matter. No provision of this Lease may be amended or added to except by an agreement in writing signed by the Parties or their respective successors in interest.

31.7 Separability. The invalidity or unenforceability of any provision of this Lease shall in no way affect, impair or invalidate any other provision of this Lease, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

31.8 Exhibits and Riders. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease for all purposes as though set forth at length herein.

31.9 Accord and Satisfaction. If, with respect to any payment owed by Tenant to Landlord hereunder, Tenant pays a lesser amount than the amount herein stipulated, such payment shall be deemed a payment on account, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. No such acceptance by Landlord or any endorsement or statement on any check or any letter accompanying shall be deemed an accord and satisfaction. Each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

31.10 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

31.11 Successors and Assigns. Subject to the provisions of Section 28 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the Parties and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 18, and no options or other rights which are expressly made personal to the original Tenant or in any rider attached to this Lease shall be assignable to or exercisable by anyone other than the original Tenant or an “Affiliate” under this Lease.

31.12 Professional Fees. Tenant shall pay to Landlord, upon demand, all sums reasonably incurred by Landlord in connection with any event of default by Tenant under this Lease or holding over of possession by Tenant after expiration or earlier termination of this Lease, including without limitation all costs, expenses and fees of accountants, appraisers, attorneys and other professionals, and any collection agency fees and expenses and other collection charges. If either Landlord or Tenant brings suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other, then all costs and expenses incurred by the prevailing Party (including, without limitation, its actual appraisers, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other Party.

31.13 Force Majeure. If either Party is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the Party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (collectively, “Force Majeure Delays”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay so long as the delayed Party delivers written notice describing the Force Majeure Delay within five (5) days after the occurrence of the event. The provisions of this Section 31.13 shall not apply to nor operate to excuse Tenant from the payment of Monthly Basic Rent, Operating Expenses, additional rent or any other payments strictly in accordance with the terms of this Lease, and shall not extend the time periods with respect to either Party’s express termination rights or Tenant’s express rent abatement rights.

31.14 Nondisclosure of Lease Terms. Except as required by law (including SEC disclosures), pursuant to litigation or to Tenant’s attorneys, accountants, or consultants, the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant and its partners, officers, directors, employees, agents and attorneys shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Buildings or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease. Likewise, Landlord and its partners, officers, directors, employees, agents and attorneys shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Buildings or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Tenant, provided, however, that Landlord may disclose the terms to prospective lenders and purchasers.

31.15 Nondiscrimination. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use or enjoyment of the Premises, or any portion of it.

31.16 Brokers. Landlord shall be responsible for the payment of brokerage commissions to the brokers stated in Section 1.13 of the Summary (the “Brokers”) pursuant to a separate agreement between Landlord and the Brokers, and Tenant shall have no responsibility therefor unless written provision to the contrary has been made. Each Party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses, including attorneys’ fees and court costs, resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses, including attorneys’ fees and court costs, resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

31.17 Recording. Neither Landlord nor Tenant shall record this Lease. In addition, neither Party shall record a short form memorandum of this Lease without the prior written consent (and signature on the memorandum) of the other. If such short form memorandum is recorded in accordance with the foregoing, the Party requesting the recording shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

31.18 Reasonableness Standard. Except where otherwise specifically provided in this Lease, whenever a Party’s consent is required, that Party’s consent shall not be unreasonably withheld or delayed. Any expenditure by a Party for which such Party demands reimbursement from the other Party shall be reasonably incurred and shall be substantiated by documentary evidence available for inspection and review by the other Party during normal business hours.

31.19 No Third Party Beneficiaries. This Lease is made for the sole benefit of Landlord and Tenant and their successors and assigns, and no other person or persons shall have any rights or remedies under or by reason of this Lease.

31.20 Financing Contingency. Landlord’s obligations under this Lease are contingent upon Landlord obtaining from Silicon Valley Bank financing (the “Loan”) for the construction of the Building Shell and the Allowance on the terms set forth in the proposal from Silicon Valley Bank dated June 29, 2000 (the “Proposal”), or substantially similar terms. Landlord shall use commercially reasonable efforts to comply with the requirements stated in such Proposal and to close the Loan within ten (10) weeks of the date that a commitment letter is issued by Silicon Valley Bank. If Landlord is unable to close the Loan or another loan on commercially reasonable terms by November 30, 2000, either Landlord or Tenant may, in its discretion, terminate this Lease prior to the closing of the Loan. If Landlord or Tenant terminates the Lease in accordance with this Section 31.20, Landlord shall return to Tenant the Letter of Credit and the Security Deposit (defined in Section 4.1 of the Lease) and, if Tenant terminates the Lease, Landlord first may deduct therefrom documented reasonable costs incurred by Landlord for (a) preparation of the Lease (including the Work Letter) and (b) any architectural and engineering work related to the design of the Buildings and site plan. The Parties agree that such documented reasonable costs for items (a) and (b) shall total no more than Two Hundred Fifty Thousand Dollars ($250,000).

32. Lease Execution.

32.1 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

32.2 Landlord’s and Tenant’s Authority. Tenant represents and warrants that: (a) Tenant is a duly authorized and existing corporation and is qualified to do business in California; (b) such persons executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf in accordance with a duly adopted resolution of Tenant’s board of directors and Tenant’s by-laws; and (c) this Lease is binding upon Tenant in accordance with its terms. Landlord represents and warrants that: (a) Landlord is a duly authorized and existing limited partnership and is qualified to do business in California; (b) such persons executing this Lease are duly authorized to execute and deliver this Lease on Landlord’s behalf; and (c) this Lease is binding upon Landlord in accordance with its terms.

32.3 Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force effect as if each and all of them had so acted or signed or given or received such notice.

32.4 Intentionally Omitted.

32.5 No Option. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

IN WITNESS WHEREOF, the Parties have executed this Lease as of the day and year first above written.

MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership

By:	Morgan Hill Financial Corporation, a California corporation Its General Partner

By:	/s/ Illegible
Its: President
“Landlord”

ALIEN TECHNOLOGY CORPORATION, a California corporation

By:	/s/ Illegible
Its: Vice President
“Tenant”

EXHIBIT “A”

PROJECT SITE PLAN

SEE SHEET A1.02 FOR MORE INFORMATION
SUTTER BLVD.
BUTTERFIELD BLVD.
JARVIS DR
NIC
A
B
C
OVERALL SITE PLAN

TSH ARCHITECTS

CLIENT

VENTURE CORPORATION

PROJECT

BUILDINGS B, C & LINK (Allen Technology)

BUTTERFIELD BLVD. MORGAN HILL, CA

SHEET

OVERALL SITE PLAN

A1.00

EXHIBIT “B”

PARCEL MAP SHOWING THE

LAND

1 OF 2

EXHIBIT “B”

PARCEL MAP SHOWING THE

LAND

2 OF 2

EXHIBIT “C”

WORK LETTER AGREEMENT

This Work Letter Agreement (“Work Letter”) dated October 3, 2000, for reference purposes only, is entered into between MORGAN HILL DEVELOPMENT PARTNERS, L.P. (“Landlord”), and ALIEN TECHNOLOGY CORPORATION (“Tenant”) and is made a part of that certain Single-Tenant Lease (“Lease”) of even date herewith between Landlord and Tenant.

A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the “Lease”) covering certain premises (the “Premises”) more particularly described in the Lease. All terms not defined in this Work Letter have the same meaning as set forth in the Lease. To the extent applicable, the provisions of the Lease are incorporated in this Work Letter by this reference.

B. In consideration of the mutual covenants contained in this Work Letter, Landlord and Tenant (individually, a “Party” and collectively, the “Parties”) agree as follows:

1. DEFINITIONS. Throughout this Work Letter, the following terms shall have the following meanings:

(a) Allowance: The term “Allowance” means Twenty Dollars ($20) per square foot of Building Area of the Buildings (defined below), which is the amount Landlord shall pay toward the construction of the General Purpose Improvements in accordance with the terms of this Work Letter.

(b) Buildings: The term “Buildings” means, collectively, the Building Shell and the Interior Improvements of (i) the single-tenant office building, and (ii) the single-tenant light industrial building Landlord and Tenant intend to construct on the Premises in accordance with the terms of this Work Letter.

(c) Building Plans: The term “Building Plans” means the Final Building Shell Plans and Final Interior Improvement Plans, as the same may be modified from time to time by change orders issued and approved by the Parties in accordance with this Work Letter.

(d) Building Shell: The term “Building Shell” means collectively (i) a concrete and steel tilt-up office building containing approximately thirty-one thousand five hundred seventy-five (31,575) square feet of floor space, (ii) a concrete and steel tilt-up light industrial building containing approximately forty-nine thousand six hundred sixty (49,660) square feet of floor space (“floor space” meaning the sum total of the actual number of square feet of floor space within the exterior faces of the exterior walls of the Buildings to be located on the Premises, without deduction or exclusion for any space occupied by or used for columns or other interior construction or equipment), which shall be constructed by Tenant generally in the location and configuration and otherwise as shown on the Schematic Building Shell Plans; (iii) parking areas, driveways, sidewalks, utility installations to within five feet (5’) of the exterior wall of each Building, exterior lighting, standard irrigation systems, standard landscaping, and other outside area improvements specified on the Final Building Shell Plans for the Building Shell; and (iv) on-site and off-site improvements required by any governmental agency as a condition of its issuance of any approval for construction of the Building Shell only. The Building Shell shall include only those elements described in Schedule “1” attached to this Work Letter.

(e) Building Shell Costs: The term “Building Shell Costs” means the sum of the payments to the Shell Contractor and its subcontractors for labor and materials furnished pursuant to the construction contract for construction of the Building Shell, along with other reasonable, necessary and prudent costs shown on Schedule “2” and approved by the Parties as Building Shell Costs in accordance with the terms of this Work Letter. The Parties periodically shall update Schedule “2.” In no event shall Building Shell Costs include the following: (1) charges and expenses for changes to the Building Shell Plans which have not been approved by Landlord, whose approval shall not be unreasonably withheld; (2) wages, labor and overhead for overtime and premium time unless approved by Landlord; (3) additional costs and expenses incurred by Tenant on account of any contractor’s or subcontractor’s default or construction defects; (4) bond premiums except as may be set forth in Schedule 2 of this Work Letter; (5) costs for which Tenant has a right of reimbursement from others (including, without limitation, insurers and warrantors); (6) costs incurred as a result of delays caused by the acts or omissions of Tenant or its employees, agents, contractors or subcontractors; (7) any expense or cost which is not required to be incurred in order to complete construction of the Building Shell in accordance with Section 2 of this Work Letter, or (8) any cost associated with a casualty in excess of commercially reasonable deductibles under builder’s risk insurance. The foregoing excluded costs shall be the sole obligation of Tenant without adjustment of the rent payable under the Lease. Landlord shall have the rights to review and approve all of the Building Shell Costs in accordance with Section 2 of this Work Letter.

(f) Final Building Shell Cost Estimate: The term “Building Shell Cost Estimate” shall mean the Shell Contractor’s Final Guaranteed Maximum Price of constructing the Building Shell approved by Landlord and Tenant in accordance with this Work Letter, as modified by change orders issued in accordance with this Work Letter.

(g) Final Building Shell Plans: The term “Final Building Shell Plans” means those plans, specifications, and working drawings (also known as contract documents) for the Building Shell prepared and approved by the Parties in accordance with this Work Letter.

(h) Final Interior Improvement Plans: The term “Final Interior Improvement Plans” means those plans, specifications, and working drawings (also known as contract documents) for the Interior Improvements prepared and approved by the Parties in accordance with this Work Letter.

(i) Interior Improvements: The term “Interior Improvements” means the general purpose improvements (“General Purpose Improvements”) and the specialized improvements (“Specialized Improvements”), which shall include, among other things, all partitions, windows, walls, wall coverings, HVAC equipment, lighting, ceilings, utility fixtures, and other improvements and fixtures, installed in the Building Shell to the extent that such improvements and fixtures are specified on the Final Interior Improvement Plans, whether within the Buildings or outside of the Buildings. The General Purpose Improvements are set forth on Schedule “3.” The Specialized Improvements are set forth on Schedule “4.” The General Purpose Improvements (Schedule “3”) and the Specialized Improvements (Schedule “4”) shall be identified for the purposes of the Lease and the Work Letter by reference to space occupancy classifications (“A”, “B”, “F”, “H”, etc.) as indicated on Sheet FLS-1 of the Construction Documents for City Submittal produced by GSC Architects and dated September 19, 2000. All tenant improvements located in or servicing the areas classified as A and B together with the lighting and fire/life safety systems located in or servicing the balance of the Premises, but excluding the Park improvements as indicated on Sheet L1.0 of the Construction Documents, shall be classified as General Purpose Improvements. All other tenant improvements shall be classified as Specialized Improvements.

(j) Interior Improvement Costs: The term “Interior Improvement Costs” means the sum of the following: (i) payments to the TI Contractor and its subcontractors for labor and materials furnished pursuant to any construction contract for construction of the Interior Improvements; (ii) reasonable fees paid to architects, engineers, construction managers, space planners, designers, and other construction professionals (other than employees of Tenant) for services required in connection with the design and construction of the Interior Improvements; (iii) utility connection charges incurred by Tenant; (iv) permit and license fees paid by Tenant for use and occupancy permits required for Tenant to occupy the Premises; and (v) the amounts paid to governmental authorities or agencies for inspections and issuance of building permits and approvals for the Interior Improvements. In no event shall Interior Improvement Costs include the following: (1) charges and expenses for changes to the Interior Improvements which are not contemplated by this Work Letter; (2) additional costs and expenses incurred by Tenant on account of any contractor’s or subcontractor’s default or construction defects; (3) interest and fees for construction financing; (4) costs for which Tenant has a right of reimbursement from others (including, without limitation, insurers and warrantors); (5) costs incurred as a result of delays caused by the acts or omissions of Tenant or its employees, agents, contractors or subcontractors; (6) any expense or cost which is not required to be incurred in order to complete construction of the Interior Improvements; or (7) any cost associated with a casualty. The foregoing excluded costs shall be the sole obligation of Tenant.

(k) Lender: The term “Lender” means Landlord’s institutional construction lender.

(l) Preliminary Building Shell Plans: The term “Preliminary Building Shell Plans” shall mean those plans and specifications (also known as design development plans) for the Building Shell prepared and approved by the Parties in accordance with this Work Letter.

(m) Preliminary Interior Improvement Plans: The term “Preliminary Interior Improvement Plans” means those plans and specifications (also known as design development plans) for the Interior Improvements prepared and approved by the Parties in accordance with this Work Letter.

(n) Schematic Building Shell Plans: The term “Schematic Building Shell Plans” means those general plans and specifications for the Building Shell prepared by the Shell Architect (defined below) and approved by Landlord and Tenant prior to execution of the Lease, attached as Schedule “5.”

(o) Schematic Interior Improvement Plans: The term “Schematic Interior Improvement Plans” means those general plans and specifications for the Interior Improvements prepared by TI Architect and approved by Landlord and Tenant, attached as Schedule “6.”

(p) Shell Architect: The term “Shell Architect” means TSH Architects.

(q) Shell Contractor: The term “Shell Contractor” means the general contractor selected by Tenant, and reasonably approved by Landlord, to construct the Building Shell pursuant to this Work Letter. Landlord hereby approved of DPR Construction, Inc. as the Shell Contractor.

(r) Soft Costs: The term “Soft Costs” means those costs set forth on Schedule “2.”

(s) Substantial Completion: The term “Substantial Completion” as to the Building Shell means that (i) all necessary governmental approvals for completion of the Building Shell have been obtained; (ii) the TI Architect (defined below) has certified that the Building Shell has been constructed in accordance with the Final Building Shell Plans; and (iii) all incomplete or defective construction which interferes with Tenant’s construction of the Interior Improvements has been remedied and repaired. The term “Substantial Completion” as to the Interior Improvements means that (a) all necessary approvals for the occupancy of the Buildings have been obtained (including a Certificate of Occupancy); (b) all utilities are hooked up and available for use, (c) the TI Architect has certified that the Interior Improvements have been constructed in accordance with the Interior Improvement Plans and (d) all incomplete or defective construction, which interferes with Tenant’s use of the Buildings, has been remedied and repaired.

(t) TI Architect: The term “TI Architect” means the architect selected by Tenant, and reasonably approved by Landlord, who shall be responsible for the design of the Interior Improvements. Landlord hereby approves of Graeber, Simmons & Cowan to be the TI Architect.

(u) TI Contractor: The term “TI Contractor” means the general contractor selected by Tenant, and reasonably approved by Landlord, to construct the Interior Improvements pursuant to this Work Letter. Landlord hereby approved of DPR Construction, Inc. as the TI Contractor.

(v) Total Project Costs: The sum of the Building Shell Costs, the Allowance and the “Soft Costs,” all of which are set forth in Schedule “2.” Total Project Costs for purposes of the Lease and this Work Letter shall not include the cost to construct General Purpose Improvements in excess of the Allowance or any costs to construct the Specialized Improvements.

(w) Work Schedule: The term “Work Schedule” means the schedule set forth in Schedule “7.”

2. BUILDING PLANS.

(a) Preliminary Building Shell Plans: Landlord will use commercially reasonable efforts to complete the assignment to Tenant of the existing contracts (TSH, Reed, MacKay & Somps, Lowney) as soon as practicable, using substantially the same assignment form as provided to Landlord by Tenant and subject to the written approval of the contractors involved. Tenant shall contract with the Shell Architect for completion of the design of the Building Shell and with such other consultants as shall be required for completion of the Building Shell. Within the time period set forth in the Work Schedule, Tenant shall cause the Shell Architect to prepare and deliver to Landlord and Tenant proposed preliminary plans and specifications (also known as design development plans) for the Building Shell that are consistent with the Schematic Building Shell Plans. Neither Landlord nor Tenant shall unreasonably withhold its approval of the Schematic Building Shell Plans. Within the time period set forth in the Work Schedule, Landlord and Tenant shall approve the proposed preliminary plans or deliver to the other Party its written proposal for changes to the Building Shell, with respect to design, materials, quality, layout and the like for a general purpose single-tenant office building and a general purpose single-tenant light industrial building reasonably suitable for Tenant’s intended purpose. If Landlord or Tenant reasonably disapproves the proposed preliminary plans for the Building Shell, the other Party shall not unreasonably withhold its approval of such change, and the Parties shall negotiate in good faith to reach agreement on the Preliminary Building Shell Plans.

(b) Final Building Shell Plans: Within the time period set forth in the Work Schedule, Tenant shall cause the Shell Architect to prepare and deliver to Landlord and Tenant proposed final plans, specifications and working drawings (also known as contract documents) for the Building Shell, which shall be consistent with, and a logical evolution of the approved Preliminary Building Shell Plans. Within the time period set forth in the Work Schedule, Landlord and Tenant may deliver to the other Party its written proposal for the changes necessary, in the applicable Party’s opinion, to conform such plans to the approved Preliminary Building Shell Plans. If Landlord or Tenant proposes changes to the proposed final plans for the

Building Shell, the Parties shall confer and negotiate in good faith to reach agreement on modifications to the proposed final plans. The final plans, modified for changes proposed and approved by the Parties pursuant to this paragraph, if any, shall be the approved Final Building Shell Plans.

(c) Final Building Shell Cost Estimate: Within the time period set forth in the Work Schedule, Tenant shall cause the Shell Contractor to prepare and deliver to Landlord and Tenant a Guaranteed Maximum Price to complete the work that is the subject of the Final Building Shell Plans. If Landlord and Tenant are not satisfied with contractor’s proposed price, they shall negotiate with each other and with the contractor until Landlord, Tenant and the contractor have agreed on the Final Building Shell Cost Estimate.

(d) Preliminary Plans for Interior Improvements: Within the time period set forth in the Work Schedule, Tenant shall cause the TI Architect to prepare and deliver to Landlord the proposed preliminary plans (also known as design development plans) for the Interior Improvements for Landlord’s approval, which approval shall not be unreasonably withheld. Within the time period set forth in the Work Schedule, Landlord shall approve the proposed preliminary plans or deliver to Tenant its written proposal for changes. Landlord’s objections to the Preliminary Plans or Final Interior Improvement Plans shall be limited to items that fail to comply with applicable laws, adversely affect the Buildings’ structure or systems or adversely affect the exterior of the Buildings. If Landlord reasonably disapproves the proposed preliminary plans for the Interior Improvements, the Parties shall negotiate in good faith to reach agreement on the Preliminary Interior Improvement Plans.

(e) Final Interior Improvement Plans and Cost Estimate: Within the time period set forth in the Work Schedule, Tenant shall cause the TI Architect to prepare and deliver to Landlord (i) proposed final plans, specifications and working drawings (also known as contract documents) for the Interior Improvements, which shall be consistent with, and logical evolutions of the approved Preliminary Interior Improvement Plans and (ii) the TI Contractor’s proposed cost estimate for the Interior Improvements, which cost estimate shall be broken into an estimate for the costs for the General Purpose Improvements and the Specialized Improvements separately. Landlord shall not unreasonably withhold its approval of the Final Interior Improvement Plans. Within the time period set forth in the Work Schedule, Landlord may approve the proposed final plans or may deliver to Tenant its written proposal for changes. If Landlord proposes changes to the proposed final plans for the Interior Improvements, the Parties shall confer and negotiate in good faith to reach agreement on modifications to the proposed final plans and costs estimate as a consequence of such change. The final plans, modified for changes proposed by Landlord and approved by Tenant pursuant to this paragraph, shall be the approved Final Interior Improvement Plans.

(f) Application for Approvals: As soon as the Building Shell Plans are approved by Landlord and Tenant, Tenant shall submit the approved Building Shell Plans to all appropriate governmental agencies for their approval and issuance of all required permits for construction of the Building Shell. Tenant shall be responsible for submitting the Interior Improvement Plans to the appropriate governmental authorities. Tenant shall use its commercially reasonable efforts to obtain all governmental approvals and permits necessary for construction of the Building Shell in accordance with Building Shell Plans on or before the date specified on the Work Schedule. Landlord and Tenant shall initial the Building Shell Plans immediately after all governmental approvals and permits have been obtained.

(g) Termination: If all permits required for construction of the Building Shell have not been issued on or before the date specified in the Work Schedule (the “Permit Date”), then either Party, in its discretion, may elect to terminate the Lease by delivering to the other Party written notice prior to the issuance of the permits for construction of the Building Shell. The Permit Date shall be extended for reasonably unforeseeable delays by any governmental agency. If either Party terminates the Lease in accordance with this paragraph, Landlord shall return to Tenant the Letter of Credit and the Initial Deposit (defined in Section 4.1 of the Lease) less documented reasonable costs incurred by Landlord for (a) preparation of the Lease (including this Work Letter) and (b) any architectural and engineering work related to the design of the Buildings and site plan. The Parties agree that such documented reasonable costs for items (a) and (b) shall total no more than Two Hundred Fifty Thousand Dollars ($250,000).

(h) Changes to Building Plans: After the Building Plans have been approved by Landlord and Tenant as provided above, neither Party shall have the right to require extra work or make any modifications with respect to the construction of the Buildings without the prior written consent of the other Party as to (i) the change, and (ii) any estimated delay in the scheduled completion date of the Buildings caused by the change. Each Party shall respond within the time period set forth in the Work Schedule to proposed changes. Landlord shall not unreasonably withhold its consent to changes or extra work proposed by Tenant with respect to Interior Improvements or the Building Shell. Tenant shall not unreasonably withhold its consent to changes or extra work proposed by Landlord with respect to the Building Shell which does not cause any material modification of the approved Final Interior Improvement Plans, does not materially increase Building Shell Costs, does not materially increase Interior Improvement Costs and does not delay construction.

3. CONSTRUCTION CONTRACTS.

(a) The Shell Contractor and Subcontractors: Tenant shall enter into a construction contract with the Shell Contractor for construction of the Building Shell. Landlord shall have the right to attend all meetings between Landlord and the Shell Contractor. The terms of such contract, including, without limitation, the contractor’s fee and general conditions, liability insurance rate, and labor rates and markups, shall be subject to Landlord’s approval. Except for the self-performed work by the Shell Contractor, Tenant shall cause at least three (3) subcontractors to bid for construction of each of the major elements of the Building Shell. Bidding shall be conducted on an “open-book” basis, and all bids shall be opened simultaneously in Landlord’s presence. Tenant may select each subcontractor at such pricing as Tenant deems acceptable. The Shell Contractor is a contractor only of Tenant and Landlord shall have no liability to the Shell Contractor under any construction contract or otherwise with respect to the

Buildings. Each subcontractor is a contractor only of the Shell Contractor and Landlord and Tenant shall have no liability to the subcontractor under any subcontract or otherwise with respect to the Buildings. The Shell Contractor shall submit to Landlord and Tenant copies of the monthly payment applications with detailed cost reports in a form reasonably acceptable to Landlord, Tenant and Lender. Landlord approves the construction contract dated September 22,2000 between Tenant and DPR Construction, Inc., provided that the contract is modified, to the satisfaction of Landlord, to (i) specify TSH Architects as the Shell Architect and (ii) make the DPR scope of work regarding the Building Shell conform to the Work Letter. Provided the DPR contract is amended as provided above, Landlord consents to the start of construction on Wednesday, October 4, 2000.

(b) The TI Contractor and Subcontractors: Tenant shall enter into a construction contract with the TI Contractor for construction of the Interior Improvements. Landlord shall have the right to attend all meetings between Tenant and the TI Contractor. The terms of such contract, including, without limitation, the contractor’s fee and general conditions, liability insurance rate, labor rates and markups, and the extent of self-performed work shall not be subject to Landlord’s approval. The TI Contractor is a contractor only of Tenant and Landlord shall have no liability to the TI Contractor under any construction contract or otherwise with respect to the Buildings. Each subcontractor is a contractor only of the TI Contractor and Landlord and Tenant shall have no liability to the subcontractor under any subcontract or otherwise with respect to the Buildings. The TI Contractor shall submit to Landlord copies of the monthly payment applications that the TI Contractor submits to Tenant.

4. COMMENCEMENT AND COMPLETION OF BUILDINGS.

(a) Construction of the Buildings: As soon as the Building Shell Plans have been approved, the necessary governmental approvals and permits have been obtained and the bids have been accepted, Tenant shall cause construction of the Building Shell to be commenced no later than thirty (30) days of receipt of the foregoing items (except for Force Majeure Delays affecting the contractor’s schedule), and diligently prosecuted to completion, so that the Building Shell will be Substantially Complete by the date specified in the Work Schedule. When the construction of the Building Shell has proceeded to the point where Tenant’s work of performing the Interior Improvements can be commenced in accordance with good construction practices, Tenant shall commence constructing the General Purpose Improvements and shall cause construction of the General Purpose Improvements to be commenced and diligently prosecuted to completion so that the General Purpose Improvements will be Substantially Complete by the date specified in the Work Schedule.

(b) Delivery of Building Shell: When the Building Shell is Substantially Complete, Tenant shall notify Landlord. As soon as the Building Shell is Substantially Completed, Landlord and Tenant shall together walk through the Buildings and inspect the Building Shell, using reasonable efforts to discover all uncompleted or defective construction in the Building Shell. Tenant shall complete and/or repair such “punch list” items within thirty (30) days after such walk through.

5. PAYMENT OF CONSTRUCTION COSTS. Landlord shall fund a portion of the Building Shell Costs and a portion of the Interior Improvement Costs allocable to the General Improvements equal to the amount of the Allowance in accordance with the requirements of Lender, including, without limitation, the following:

(a) If Lender at any time determines that the amount of the undisbursed loan proceeds allocated to any line item or line items may not be sufficient to pay all of the costs to be incurred in connection with that line item or those line items, Lender may at its election demand that Landlord deposit with Lender non-interest-bearing funds equal to the amount of the shortage determined by Lender, and Lender shall make no disbursements until those funds are deposited with Lender. In any such instance, Tenant shall deliver to Landlord a cashier’s check or other immediately available funds for any such amount or amounts demanded by Lender. Tenant acknowledges that Lender will allocate $52.80 per square foot for Building Shell Costs, and that Landlord shall have no obligation to fund any amounts for any Building Shell Costs other than the amounts Lender allocates for Building Shell Costs. Tenant also acknowledges that Lender will not disburse any of the $52.80 per square foot allocated for Building Shell Costs until Lender receives an amount equal to the difference between what Lender determines will be the Building Shell Costs and $52.80 per square foot. Upon approval by Lender of the budget for the construction loan, Tenant shall post with Lender in accordance with this Section 5(a) (i) the amount by which the budget for Building Shell Costs exceeds $52.80 per square foot, and (ii) the amount by which the budget for General Purpose Improvements exceeds the Allowance.

(b) Landlord shall disburse the Allowance in accordance with Lender’s requirements and procedures. Tenant shall satisfy all of Lender’s requirements for disbursement of the Allowance. Tenant acknowledges that Lender’s procedures for disbursement of the Allowance may include “course of construction” disbursements based on percentage of completion, and that Lender will disburse the Allowance only after the Interior Improvements have been completed to the point that, upon the disbursement of the Allowance, the Interior Improvements will be completed to Lender’s satisfaction.

(c) After the City issues building permits for the Buildings, Landlord shall reimburse Tenant for certain Soft Costs shown on Schedule “2” approved in advance in writing by Landlord and reasonably incurred by Tenant in connection with the development of the Project, all in accordance with Lender’s requirements. Tenant acknowledges that Lender will not disburse any funds until the City has issued a building permits for the Buildings. Notwithstanding the foregoing, Landlord’s obligation to reimburse Tenant for any particular Soft Costs shall not exceed the amount allocated by the Lender for those Soft Costs to the extent such excess results from Tenant’s specific requirements or desires for the Premises (as opposed to requirements imposed by the City on similar buildings in general and as opposed to Landlord’s specific requirements or desires for the Premises). Landlord shall have no obligation to reimburse Tenant or pay for any Soft Costs relating to increases in costs and expenses incurred with certain contract providers (such as architects and engineers) which would not have been incurred under the original contracts between Landlord and those contract providers. (For instance, Landlord shall have no obligation to reimburse Tenant or pay for any Soft Costs relating to increases in costs and expenses incurred with architects or engineers which result from Tenant’s specific requirements or desires for the Premises. Landlord shall, however, reimburse Tenant for increases in costs and expenses occurred with architects or engineers which result solely from requirements imposed by the City on similar buildings in general, Landlord’s specific requirements or desires for the Premises or Lender’s requirements for the Premises.)

IF (A) LANDLORD’S CONSTRUCTION LOAN INTEREST RESERVE IS FULLY DISBURSED, (B) THE RENT COMMENCEMENT DATE HAS OCCURRED, AND (C) TENANT HAS NOT YET OBTAINED A FINAL CERTIFICATE OF OCCUPANCY FOR THE BUILDINGS, LANDLORD WOULD BE UNABLE TO FUND A PERMANENT LOAN TO PAY OFF THE CONSTRUCTION LOAN. IN SUCH EVENT, TENANT SHALL PAY TO LANDLORD, ON THE FIRST DAY OF EACH CALENDAR MONTH THEREAFTER AN AMOUNT EQUAL TO ONE TWELFTH OF TWO PERCENT (2%) OF THE OUTSTANDING CONSTRUCTION LOAN BALANCE (THE “LIQUIDATED DAMAGES AMOUNT”), UNTIL THE FINAL CERTIFICATE OF OCCUPANCY FOR THE BUILDINGS IS ISSUED. DUE TO THE FLUCTUATION IN LAND VALUES, THE CURRENT UNPREDICTABLE STATE OF THE ECONOMY. THE FLUCTUATING MONEY MARKET FOR REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS WHICH DIRECTLY AFFECT THE VALUE OF THE PREMISES, LANDLORD AND TENANT ACKNOWLEDGE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL IF NOT IMPOSSIBLE TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY BEFORE SIGNING THIS AGREEMENT THE AMOUNT OF DAMAGES THAT WOULD BE SUPPLIED BY LANDLORD IF THE CONSTRUCTION LOAN INTEREST RESERVE IS FULLY DISBURSED PRIOR TO ISSUANCE OF A FINAL CERTIFICATE OF OCCUPANCY FOR THE BUILDINGS. HAVING MADE DILIGENT BUT UNSUCCESSFUL ATTEMPTS TO ASCERTAIN THE ACTUAL DAMAGES LANDLORD WOULD SUFFER UNDER SUCH CIRCUMSTANCES, LANDLORD AND TENANT AGREE THAT A REASONABLE ESTIMATE OF LANDLORD’S DAMAGES IN SUCH EVENT IS THE LIQUIDATED DAMAGES AMOUNT.

LANDLORD’S INITIALS:	/s/ RLE	TENANT’S INITIALS:	/s/ TLC

Tenant shall construct the Building Shell with the funds disbursed by Landlord and otherwise in accordance with the terms of this Work Letter, Tenants shall construct the Specialised Improvements at its sole cost and expense. Tenant shall construct the General Purpose Improvements at it sole cost and expense, subject to Landlord’s obligations to provide the Allowance as set forth in this Work Letter. Tenant in its discretion may allocate the Allowance between the Buildings provided such allocation is acceptable to Lender. If the cost estimate for the General Purpose Improvements described in the Paragraph 2(c) exceeds the Allowance, Tenants shall pay such excess towards the cost of constructing the General Purpose Improvements before Landlord shall have any obligation to deliver any portion of the Allowance to Tenant. After Tenant has paid such excess, not more than once a month, Tenant will deliver to Landlord an application for reimbursement, accompanied by reasonable documentary evidence of the Interior Improvement Costs allocable to the General Improvement incurred since the last application for the reimbursement (in accordance with Lender’s requirements). So long as such procedure is acceptable to Lender and reflected in the loan documents executed by Landlord and Lender, on or before the expiration of the time period set forth in the Work Schedule following delivery of the application for reimbursement, Landlord shall pay the amount allocable to the General Purpose Improvements incurred by Tenant during that month until the entire Allowance has been disbursed. The TI Contractor shall submit to Landlord monthly payment applications with detailed cost reports, in the form required by Lender.

(d) The soft costs for the project (Schedule “2”) provide for a Developer Overhead Fee to be disbursed from construction loan proceeds. The amount of the fee is currently estimated to be $274,962. Subject to Lender’s approval, the Developer Overhead Fee will be disbursed two/thirds to Tenant and one/third to Landlord pursuant to the provisions of the construction loan.

6. LANDLORD’S RIGHT TO ENTER. Landlord and representatives of Lender shall have the right to enter the Premises for the purpose of inspecting the construction of the Building Shell and General Purpose Improvements.

7. CONSTRUCTION WARRANTY FOR THE BUILDING SHELL. Notwithstanding anything to the contrary in the Lease, effective upon Substantial Completion of the Building Shell, Tenant warrants (i) that the Building Shell was constructed in accordance with all applicable covenants, conditions or restrictions and the rules, regulations, codes, statutes, ordinances and laws of all governmental and quasi-governmental authorities having jurisdiction over the Buildings, (ii) that the Building Shell was constructed in accordance with the Building Shell Plans and in a good and workmanlike manner, and (iii) that all material and equipment installed in the Building Shell conformed to the Building Shell Plans and were new and otherwise of good quality. Tenant shall promptly repair all violations of the warranty set forth in this paragraph at its sole cost and expense. In addition, effective upon Substantial Completion of the Interior Improvements, Tenant warrants (i) that the Interior Improvements were constructed in accordance with all applicable covenants, conditions or restrictions and the rules, regulations, codes, statutes, ordinances and laws of all governmental and quasi-governmental authorities having jurisdiction over the Buildings, (ii) that the Interior Improvements were constructed in accordance with the Interior Improvement Plans and in a good and workmanlike manner; and (iii) that all material and equipment installed in the Interior Improvements conformed to the Interior Improvement Plans and were new and otherwise of good quality. Tenant shall promptly repair all violations of the warranty set forth in this paragraph at its sole cost and expense.

8. RISK OF LOSS. Risk of loss of the Buildings prior to the Commencement Date of the Lease shall be borne by Tenant. At all times prior to the commencement of the Lease, Tenant as part of Soft Costs shall maintain so-called contingent liability and broad form “builder’s risk” insurance with coverage in an amount equal to the replacement cost of the Building Shell plus the cost estimate for the General Purpose Improvements. The insurance policy (i) shall be in a form reasonably satisfactory to Landlord, (ii) shall be carried with a company reasonably acceptable to Landlord, (iii) shall provide that such policy shall not be subject to cancellation or reduction except after at least ten (10) days prior written notice to Landlord, and (iv) shall contain a “cross liability” provision insuring Landlord and Tenant against any loss caused by the negligence of the other party. Landlord shall be designated as a named insured on said insurance policy and the “deductible” thereunder shall not exceed Ten Thousand Dollars ($10,000). If the Buildings are damaged or destroyed, Tenant shall promptly and diligently complete construction of the Building Shell and General Purpose Improvements in accordance with this Work Letter and all insurance proceeds with respect to the loss shall be paid to an independent depository reasonably acceptable to Landlord and Tenant, for disbursement to the contractors completing the Buildings as the work progresses in accordance with customary institutional lending practices.

9. RIGHTS UPON TERMINATION. If the Lease is terminated pursuant to any provision of this Work Letter, Landlord shall return to Tenant the Letter of Credit and the Initial Deposit (defined in Section 4.1 of the Lease) less documented reasonable costs incurred by Landlord for (a) preparation of the Lease (including this Work Letter) and (b) any architectural and engineering work related to the design of the Buildings and site plan. The Parties agree that such documented reasonable costs for items (a) and (b) shall total no more than Two Hundred Fifty Thousand Dollars ($250,000). Thereafter, neither Party shall have any further rights or obligations under the terms of the Lease or this Work Letter.

10. CONSTRUCTION REPRESENTATIVES. Landlord hereby appoints Alex J. Ingram, Jr. and Gaye C. Quinn, as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Letter. Tenant hereby appoints Thomas L. Credelle as Tenant’s representative (“Tenant’s Representative”) to act for Tenant in all matters covered by this Work Letter. All communications with respect to the matters covered by this Work Letter are to be made to Landlord’s Representative or Tenant’s Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either Party may change its representative under this Work Letter at any time by delivering written notice to the other Party in compliance with the notice provisions of the Lease. Each Party shall also designate an alternate representative in the event the originally designated representative is not available to respond within six (6) hours to a request by the other Party.

11. AUDIT OF COSTS. Landlord and Tenant each will maintain complete and accurate records of all costs, expenses and disbursements paid or incurred by Landlord or Tenant with respect to the construction of the Building Shell and the General Purpose Improvements, respectively (the “Project Cost Records”). Either Party may inspect the Project Cost Records of the other at any time during construction of the Buildings by delivering to the other not fewer than two (2) business days’ prior written notice. Each Party shall have the right to have its financial officer or its designated accountant audit the Building Shell Costs or the Interior Improvement Costs allocable to the General Purpose Improvements, as applicable, subject to the terms and conditions of this Work Letter, one (1) time, not later than six (6) months after the Commencement Date. In no event, however, shall such auditor be compensated by either Party on a “contingency” basis, or on any other basis tied to the results of the audit. The Party requesting the Audit shall give notice to the other Party of its intent to audit within thirty (30) days after the Commencement Date. Following at least ten (10) business days’ notice to the other Party, such audit shall be conducted at a mutually agreeable time during normal business hours at the office of the applicable Party or its agent where the records are maintained. Each Party shall make such records available to the other’s employees and agents for inspection during normal business hours and each Party’s employees and agents shall be entitled to make photostatic copies of such records, provided such Party bears the expense of such copying and further provided that such Party keeps such copies in a confidential manner and does not discuss, display or distribute such copies to any other third party without the prior written consent of the other Party. All of the information obtained by such Party and its auditor in connection with such audit, as well as any compromise, settlement or adjustment reached between Landlord and Tenant as a result of the Audit shall be held in strict confidence except as may be required pursuant to or otherwise by law, shall not be disclosed to any third party other than each Party’s accountants, attorneys and other consultants, directly or indirectly, by either Party or its auditor or any of their officers, agents or employees. Either Party may require the other Party’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. If an audit reveals any discrepancy, an appropriate adjustment shall be made.

12. CONSTRUCTION MANAGER. Per Tenant’s request, Tenant shall retain an independent construction manager (the “Construction Manager”) reasonably acceptable to both Landlord and Tenant to provide advisory services to Tenant relating to the construction of the Buildings. Landlord shall reimburse Tenant for a portion of the cost for the services of the Construction Manager in accordance with the terms of this paragraph in an amount not to exceed (as to Landlord’s share) a total of Two Hundred Thousand Dollars ($200,000) (the “Landlord Contribution”), the amount of which shall be included within the Total Project Costs. During the construction of the Interior Improvements, within ten (10) days after Tenant’s delivery to Landlord of invoices and other evidence of payment reasonably satisfactory to Landlord, Landlord shall reimburse Tenant for an amount equal to 66.66% of the applicable invoice or other evidence of payment, which amounts in the aggregate will not exceed the Landlord Contribution. The Parties agree that such amount shall be in addition to the Allowance provided Tenant under Section 1(a) of this Work Letter.

13. COMMENCEMENT DATE. On the date which is the earlier of the date of issuance of Tenant’s grading permit or the date on which Tenant actually commences grading or other construction on the Premises, Tenant shall be liable for performance of all Tenant’s obligations under this Lease except for payment of Monthly Basic Rent and additional rent. The Term of the Lease and Tenant’s obligation under this Lease for payment of Monthly Basic Rent and additional rent shall commence on the date (the “Commencement Date”) which is the earliest of: (i) the date Tenant moves into the Premises and commences operation of its business in a substantial portion of the Premises or for any reason other than Tenant’s construction of the Building Shell or Interior Improvements or its installation of furniture, fixtures, communications systems and data systems; (ii) the date upon which the General Purpose Improvements have been “Substantially Completed;” (iii) one hundred twenty (120) days after the Building Shell has been “Substantially Completed;” or (iv) three hundred (300) days after the date on which Tenant actually commences grading or other construction on the Premises. However, if Substantial Completion of the Building Shell or General Purpose Improvements is actually delayed as a result of any Tenant Delays (defined below), then Tenant’s obligation to pay

Monthly Basic Rent under the Lease will be accelerated by one (1) day for each day of Tenant Delay; and if Substantial Completion of the Building Shell or General Purpose Improvements is delayed due to Landlord Delays (defined below) or due to reasonably unforeseeable delays by any governmental agency, then the number of days in clauses (iii) and (iv) above shall each be extended by one (1) day for each day of such delay. For purposes of this Work Letter, “Tenant Delays” means any delay in the completion of the Building Shell, resulting from any or all of the following: (a) Tenant’s failure to timely perform any of its obligations pursuant to this Work Letter or (b) Tenant’s changes to the Final Building Shell Plans after approval by both Parties. For purposes of this Work Letter, “Landlord Delays” means any delays in completion of the Buildings resulting from any or all of the following: (1) Landlord’s failure to timely perform any of its obligations pursuant to this Work Letter or (2) Landlord’s changes to the Final Building Shell Plans or Final Interior Improvement Plans after approval by both Parties. The Parties shall maintain a project log detailing the delays by either Party in the form attached as Schedule “8.”

14. FORCE MAJEURE DELAYS. For purposes of this Work Letter, “Force Majeure Delays” means any actual delay in the construction of the Buildings, which is beyond the reasonable control of Landlord or Tenant, as the case may be, as described in Section 31.13 of the Lease.

15. ASSIGNMENT OF WARRANTIES. Tenant shall assign to and have issued in the name of Landlord, to the fullest extent possible, all guarantees and warranties related to the Building Shell and the General Purpose Improvements to the extent that Landlord has the responsibility for the repair and maintenance of the same.

16. TENANT’S PROPERTY. If the cost of the General Purpose Improvements exceeds the Allowance, then upon Substantial Completion of the Interior Improvements, Landlord and Tenant shall designate, as Tenant’s property, items of the General Purpose Improvements having a cost in the aggregate equal to the amount of such excess (the “Tenant’s Property”). The Tenant’s Property, as well as the Specialized Improvements, may be removed from the Premises at any time so long as Tenant repairs any damage caused by its removal and Tenant shall be entitled to all investment tax credit, depreciation and other tax attributes relating to the Tenant’s Property and the Specialized Improvements. All other General Purpose Improvements shall be Landlord’s Property, and Landlord shall be entitled to all investment tax credit, depreciation and other tax attributes relating to those improvements which are not designated to be Tenant’s Property pursuant to this paragraph. Notwithstanding the foregoing, at no time during the Term shall Tenant remove any of the General Purpose Improvements not designated to be Tenant’s Property pursuant to this paragraph without Landlord’s prior written consent

17. PROGRESS MEETINGS: Tenant shall hold weekly progress meetings during the course of construction of the Building Shell with the Shell Contractor. Landlord shall have the right to have representatives present at all weekly and other construction meetings. Tenant shall provide Landlord with reasonable notice of such meetings and copies of the minutes of the meetings.

18. ARBITRATION: Any dispute or claim arising out of or related to this Work Letter, or the interpretation, making performance, breach, validity or termination thereof, shall be finally settled by binding arbitration in Santa Clara, California under the American Arbitration Association Construction Industry Arbitration Rules (the “AAA Rules”) by one arbitrator appointed in accordance with the AAA Rules. This Work Letter shall be governed by the law of the State of California. The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitrator shall have the power to decide all questions of arbitrability. At the request of either Party, the arbitrator will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without an abridgment of the powers of the arbitrator. The arbitrator shall award to the prevailing Party, if any, as determined by the arbitrator, all of its costs and fees, including, without limitation, AAA administrative fees, arbitrator fees, attorneys’ fees, expert fees, witness fees, travel expenses and out-of-pocket expenses (including, without limitation, such expenses such as copying, telephone, facsimile, postage and courier fees).

19. INDEMNITY FOR MECHANIC’S LIENS. Tenant shall indemnify, defend and hold Landlord and the Premises harmless from any loss, cost, claim, liability or expense, including, without limitation, attorneys’ fees and costs of court, mechanics’ lies or claims or assertions thereof arising out of or in connection with Tenant’s work at the Premises and including any claim that arises as a result of any stripping, grading, compaction or other work done at the Premises by Petersen Construction Company or any other contractor or subcontractor. Landlord shall indemnify, defend and hold Tenant harmless from any loss, cost, claim, liability or expense, including, without limitation, attorneys’ fees and costs of court, mechanics’ liens or claims or assertions thereof arising out of or in connection with Landlord’s work at the Premises. Landlord and Tenant will both sign the Indemnity Agreement required by First American Title Insurance Company concerning the Premises. As between Landlord and Tenant, Landlord will indemnify Tenant for any liability arising under such Indemnity Agreement on account of (i) Landlord’s work at the Premises and (ii) any matters not caused by Tenant or Tenant’s work at the Premises (including without limitation any claim or cost related to the fence encroachment on the parcel on which the Premises are located), and Tenant will indemnify Landlord for any liability arising under such Indemnity Agreement on account of Tenant’s work at the Premises.

20. CONFLICT. In the event of any conflict between the terms of this Work Letter and the Lease, this Work Letter shall prevail.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

[SIGNATURE PAGE FOR WORK LETTER AGREEMENT]

IN WITNESS WHEREOF, the Parties have executed this Work Letter intending to be bound by it.

MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership

By:	Morgan Hill Financial Corporation, a California corporation Its General Partner

	By:	/s/ Illegible
		Its:	President
“Landlord”

ALIEN TECHNOLOGY CORPORATION, a California corporation

By:	/s/ Illegible
	Its:	Vice President
“Tenant”

SCHEDULE “1”

BUILDING SHELL ELEMENTS

SCHEDULE “2”

TOTAL PROJECT COST ELEMENTS

SCHEDULE “3”

GENERAL PURPOSE IMPROVEMENTS

General Purpose Improvements as shown on Final Interior Improvement Plans prepared by Tenant and approved by Landlord on September 27, 2000

SCHEDULE “4”

SPECIALIZED IMPROVEMENTS

Specialized Improvements as shown on Final Interior Improvement Plans to be prepared by Tenant and approved by Landlord

SCHEDULE “5”

SCHEMATIC BUILDING SHELL PLANS

Design Review Plans prepared by TSH Architects dated June 6, 2000, as submitted to the City of Morgan Hill on June 6, 2000, approved by Landlord and Tenant

SCHEDULE “6”

SCHEMATIC INTERIOR IMPROVEMENT PLANS

Preliminary Interior Plan prepared by GSC Architects and dated June 13, 2000, approved by Landlord and Tenant

SCHEDULE “7”

WORK SCHEDULE

1. Tenant delivers to Landlord proposed preliminary plans for Building Shell (Section 2(a))	Completed June 6, 2000

2. Landlord responds to Tenant’s proposed preliminary plans for Building Shell (Section 2(a))	Completed June 6, 2000

3. Tenant delivers to Landlord proposed final plans for Building Shell (Section 2(b))	August 31, 2000

4. Landlord responds to Tenant’s proposed final plans for Building Shell (Section 2(b))	Five (5) days following Item 3

5. Tenant delivers proposed preliminary plans for Interior Improvements (Section 2(d))	Completed July 7, 2000

6. Landlord responds to Tenant proposed preliminary plans for Interior Improvements (Section 2(d))	Completed July 11, 2000

7. Tenant delivers proposed final plans for Interior Improvements (Section 2(e))	Completed September 22, 2000

8. Landlord responds to proposed final plans for Interior Improvements (Section 2(e))	Completed September 27, 2000

9. Tenant obtains approvals and permits for Building Shell (Section 2(f))	November 30, 2000

10. The Parties’ right to terminate Lease due to Tenant’s failure to obtain required approvals and permits for Building Shell (Section 2(g))	January 15, 2001

11. Time period for response by either party to change orders (Section 2(h))	Five (5) business days after request for consent to change

12. Tenant commences construction of Building Shell (Section 4(a))	Within 30 days after obtaining all required approvals and permits

13. Substantial Completion of Building Shell (Section 4(a))	180 days after item 12

14. Commencement Date (Section 13)	See Section 13 of Work Letter

SCHEDULE “8”

PROJECT LOG

The purpose of the Project Log is to record Tenant Delays and/or Landlord Delays, if any, in Substantial Completion. “Substantial Completion”, “Tenant Delays” and “Landlord Delays” are defined terms in the Work Letter Agreement.

Each delay shall be recorded with the following information:

1.	Tenant Delay:
a.	Date of Project Log Entry: __________________________________________

b.	Reason for Tenant Delay: ___________________________________________

c.	Number of Tenant Delay Days: ______________________________________

(Repeat for each Tenant Delay)

2.	Landlord Delay:

a.	Date of Project Log Entry: __________________________________________

b.	Reason for Landlord Delay: _________________________________________

c.	Number of Landlord Delay Days: _____________________________________

(Repeat for each Landlord Delay)

Prior to determination of the date of Substantial Completion, the Parties shall refer to the Project Log and adjust the date of Substantial Completion based on the entries in the Project Log.

Either Party may make an entry in the Project Log, subject to the approval of the other Party.

EXHIBIT “I”

FORM OF LETTER OF CREDIT

                                          BANK

IRREVOCABLE LETTER OF CREDIT

LETTER OF CREDIT NO.

PLACE AND DATE OF ISSUE:

                , CALIFORNIA, ON                     , 2000

AMOUNT:

$1,100,000 U.S. DOLLARS

BENEFICIARY:	APPLICANT:

MORGAN HILL DEVELOPMENT PARTNERS, L.P.	___________________________
600 Miller Avenue	___________________________
Mill Valley, California 94941	___________________________

Gentlemen:

We hereby authorize Beneficiary to draw on                      Bank,                          [Address]                     , California, at sight, for the account of Applicant, an aggregate amount equal to ONE MILLION ONE HUNDRED THOUSAND DOLLARS (U.S. $1,100,000), available upon presentation, at our address above, of Beneficiary’s draft at sight, to be accompanied by written statement by Beneficiary, signed by an officer of Beneficiary and stating that Beneficiary is entitled to draw such funds pursuant to the provisions of a Single-Tenant Lease (Triple Net) between Applicant and Beneficiary, dated                     , 2000.

Drafts under this Letter of Credit must bear the clause “drawn under                      Bank Letter of Credit No.                    , dated                      , 2000.” Drafts under this Letter of Credit, accompanied by the above-described document, must be presented no later than         p.m., California time, on                      [Insert Date], or as automatically extended as follows: It is a condition of this Letter of Credit that it shall be automatically extended without amendment for one (1) year from the present or any future expiration date hereof, unless at least sixty (60) days prior to any such expiration date, we shall notify the Beneficiary and the applicant by registered letter that we elect not to renew this Letter of Credit for such additional one (1) year period.

This Letter of Credit is transferable.

This Letter of Credit is subject to the “Uniform Custom and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.”

We hereby undertake to Beneficiary that drafts drawn and negotiated strictly in compliance with the terms of this Letter of Credit shall meet with due honor upon presentation to us.

BANK

By:

Title:

By:

Title:

EXHIBIT “J”

EXAMPLE OF CALCULATION OF RENT INCREASES

COMMENCING AFTER THE FOURTH 4TH) LEASE YEAR

Lease Year	Index Increase	Rent Adjustment	Calculation	Rent
1	2%	None	$1.21	$1.21
2	3%	Fixed	$1.21 + $.05	$1.26
3	5%	Fixed	$1.26 + $.05	$1.31
4	3%	Fixed	$1.31 + $.05	$1.36
5	2%	3%	$1.36 x 1.03	$1.40
6	3%	3%	$1.40 x 1.03	$1.44
7	5%	5%	$1.44 x 1.05	$1.51
8	7%	6%	$1.51 x 1.06	$1.61
9	6%	6%	$1.61 x 1.06	$1.70
10	4%	4%	$1.70 x 1.04	$1.77
11	3%	3%	$1.77 x 1.03	$1.82
12	2%	3%	$1.82 x 1.03	$1.88

RIDER NO. 1 TO LEASE

EXTENSION OPTION RIDER

This Rider No. 1 is made as of October 3, 2000, between Morgan Hill Development Partners, L.P., a California limited partnership (“Landlord”), and Alien Technology Corporation, a California corporation (“Tenant”). This Rider is attached to and constitutes a part of that certain Single-Tenant Lease of even date herewith (the “Lease”) between Landlord and Tenant If there is any inconsistency between the provisions of this Rider and the other provisions of this Lease, the provisions of this Rider shall control.

1. Terms. Except as the context otherwise requires and unless otherwise expressly provided herein, the capitalized terms in this Rider shall have the same meanings as any similarly capitalized terms defined in the Lease or in any Rider attached to the Lease.

2. Option to Extend. Landlord hereby grants to Tenant two (2) options to extend the Term for a period of six (6) years each (individually, an “Extension Term”), commencing when the Original Term or the Extension Term, as applicable, expires, upon each and all of the following terms and conditions:

2.1 Tenant gives to Landlord, and Landlord receives, written notice of the exercise (“Notice of Exercise”) of the option to extend the Lease no earlier than eighteen (18) months and no later than twelve (12) months prior to the expiration of the Original Term or the Extension Term, as applicable. If the Notice of Exercise is not so given and received, the applicable option shall automatically lapse.

2.2 Tenant shall not be in default beyond applicable notice and cure periods on the date Landlord receives the Notice of Exercise and on the first day of the applicable Extension Term.

2.3 All of the terms and conditions of die Lease, except where specifically modified by this option, shall apply.

3. Adjustment of Monthly Basic Rent Upon Exercise of Option. The Monthly Basic Rent payable on the first day of each month of the first year of each Extension Term shall be the greater of (i) ninety-five percent (95%) of the Fair Market Rent (calculated in accordance with Paragraph 5 below) or (ii) one hundred percent (100%) of the Monthly Basic Rent payable by Tenant under the Lease during the last full calendar month immediately preceding the fist day of the applicable Extension Term.

4. Adjustment of Monthly Basic Rent During Extension Term. Upon proper exercise of this option, the term “Term” shall be deemed to include the Extension Term. Effective on each anniversary of the first day of the Extension Term, Monthly Basic Rent shall be increased in accordance with the terms of Section 3.3 of the Lease, treating the first (1st) day of each Lease Year during each Extension Term (other than the first (1st) Lease Year of each Extension Term) as an “Adjustment Date.”

5. Fair Market Rent. As used in this Rider, “Fair Market Rent” means the monthly fair market rental of the Premises for the then existing use permitted by the current configuration of the Premises and applicable zoning ordinances and the covenants, conditions and restrictions applicable to the Premises, but excluding the value of the Interior Improvements constructed by Tenant at Tenant’s cost, and taking into account that no tenant improvements or other rent concessions will be provided. If Tenant exercises its option to extend the term of the Lease, the Fair Market Rent shall be determined by appraisal in the manner set forth in this Rider. Landlord shall give Tenant notice of Landlord’s determination of the Fair Market Rent (“Landlord’s Determination”) not later than ninety (90) days prior to the first day of the Extension Term. Landlord’s Determination shall be conclusive unless Tenant within ten (10) days after Tenant’s receipt of Landlord’s Determination gives written notice to Landlord of Tenant’s objection to Landlord’s Determination and submits to Landlord in writing Tenant’s determination of the Fair Market Rent (“Tenant’s Determination”). If within ten (10) days after Landlord’s receipt of Tenant’s Determination, Landlord and Tenant do not establish the Fair Market Rent by agreement, Landlord and Tenant shall agree upon a real property MAI appraiser (the “Appraiser”) to determine the Fair Market Rent by choosing either Landlord’s Determination or Tenant’s Determination. Landlord and Tenant shall each pay one-half ( 1/2) the cost of the Appraiser. If the Parties cannot agree on an Appraiser, the Appraiser shall be appointed by the then-presiding judge of Santa Clara County upon application by either Party. The Fair Market Rent, as so determined, shall be binding upon Landlord and Tenant and may be confirmed at the request of either Landlord or Tenant as a judgment in any court of competent jurisdiction. If the Fair Market Rent is not determined prior to the first day of the applicable Extension Term, Tenant shall pay Monthly Basic Rent during such Extension Term based upon Landlord’s Determination (“Interim Payments”) until the Fair Market Rent is determined as set forth herein. If the Monthly Basic Rent payments as finally determined (“Final Installments”) exceed the Interim Payments, Tenant promptly shall pay to Landlord the difference between the Final Installments and the Interim Payments actually paid by Tenant. If the Final Installments are less than the Interim Payments, Landlord promptly shall refund to Tenant the difference between the Interim Payments actually paid by Tenant and the Final Installments.

6. Proration of Monthly Basic Rent. Upon exercise of this option, Monthly Basic Rent for any partial month at the beginning of the applicable Extension Term shall be prorated on a per diem basis from the first day of the applicable Extension Term to the last day of the month during which the applicable Extension Term commences. Such prorated portion shall be paid on the first day of the applicable Extension Term.

7. No Defaults. If during any consecutive twelve (12) calendar months during the Term there occur more than one monetary (1) default by Tenant after expiration of any applicable notice and cure period, Tenant’s option to extend shall, upon written notice from Landlord to Tenant, be terminated and shall thereafter be of no further force or effect.

8. No Assignment. Each of Tenant’s Extension Options is personal to the original Tenant and Affiliates as defined in Section 18.2 of this Lease and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than the original Tenant or an Affiliate.

MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership

By:	Morgan Hill Financial Corporation, a California corporation
Its General Partner

	By:	/s/ Illegible
		Its:	President
“Landlord”

ALIEN TECHNOLOGY CORPORATION, a California corporation

By:	/s/ Illegible
	Its:	Vice President
“Tenant”

EXHIBIT “D”

SAMPLE FORM OF NOTICE OF LEASE TERM DATES

To:	Date:

Re: Projected Lease dated                     , 2000, between Morgan Hill Development Partners, L.P., a California limited partnership (“Landlord”), and Alien Technology Corporation, a California corporation (“Tenant”) concerning                      (“Premises”) located at                      .

Gentlemen:

In accordance with the above-referenced Lease, we wish to advise and confirm as follows:

1. That the Premises have been accepted by Tenant as being substantially complete in accordance with the Lease, and that to Landlord’s and Tenant’s current actual knowledge there is no deficiency in construction.

2. That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease is for one hundred forty-four (144) months, with two (2) options to extend for six (6) years each, and commenced upon the Commencement Date of                      and is currently scheduled to expire on                     , subject to earlier termination as provided in the Lease.

3. That in accordance with the Lease, rental payment has commenced (or shall commence) on                     .

4. If the Commencement Date of be Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to Morgan Hill Development Partners, L.P., a California limited partnership, at 600 Miller Avenue, Mill Valley, California 94941.

6. The exact number of Rentable Square Feet within the Premises is                      square feet.

7. The Monthly Basic Rent for the Premises is as follows:

AGREED AND ACCEPTED

MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership

By:	Morgan Hill Financial Corporation, a California corporation
Its General Partner

By:
Its:
“Landlord”

ALIEN TECHNOLOGY CORPORATION, a California corporation

By:
Its:
“Tenant”

EXHIBIT “E”

RULES AND REGULATIONS

1. No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Buildings or in any part of the Common Area without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering outside of the Buildings shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord.

2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, in Landlord’s reasonable discretion. No awnings or other projection shall be attached to the outside walls of the Buildings without the prior written consent of Landlord.

3. The walls, walkways, sidewalk and entrance passages of the Common Area shall not be obstructed or used for any purpose other than ingress or egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment, furniture, or devices, or for any other purpose. The walkways and entrance passageways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Buildings and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities.

4. Unless expressly set forth to the contrary in Tenant’s Lease, Tenant shall have no right or entitlement to the display of Tenant’s name or logo on any Project sign, monument sign or pylon sign.

5. All cleaning and janitorial services for the Premises shall be provided, at Tenant’s sole cost and expense, exclusively by or through Tenant or Tenant’s janitorial contractors in accordance with the provisions of Tenant’s Lease. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys.

7. Electric wires, telephones, burglar alarms or other similar apparatus shall not be installed in the Premises except with the approval of Landlord. The location of telephones, call boxes and any other equipment affixed to the Premises shall be subject to the approval of Landlord. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission shall be removed by Tenant at Tenant’s own expense.

8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of Tenant’s equipment, subject to any express provisions of Tenant’s Lease to the contrary. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Buildings by reason of noise, odors or vibrations, subject to any express provisions of Tenant’s Lease to the contrary, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

9. Landlord reserves the right from time to time, in Landlord’s sole and absolute discretion, exercisable without prior notice and without liability to Tenant: (a) to name or change the name of the Buildings or Project; (b) to change the address of the Buildings, and/or (c) to install, replace or change any signs in, on or about the Common Areas, the Buildings or Project (except for Tenant’s signs, if any, which are expressly permitted by Tenant’s Lease).

10. Tenant shall close and lock all door’s of its Premises and entirely shut off all water fancets or other water apparatus, unless otherwise needed for Tenant’s business and, except with regard to Tenant’s computers and other equipment, if any, which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Buildings or by Landlord for noncompliance with this rule.

11. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

13. Tenant shall not make any room-to-room solicitation of business from other tenants in the Buildings or Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

14. No aerial antenna, loudspeaker or other device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the prior written consent of Landlord. Any aerial or antenna or device so installed without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of Tenant. Tenant shall not interfere with radio or television broadcasting or reception from or in the Buildings or elsewhere.

15. Except as expressly permitted in Tenant’s Lease, Tenant shall not mark, paint, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part of it, except to install normal wall hangings. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

16. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Common Area and other portions of the Project are expressly prohibited, and each tenant shall cooperate to prevent same.

17. Landlord reserves the right to exclude or expel from the Premises any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Premises.

18. The Premises shall not be used for lodging.

19. Tenant shall store all its trash and garbage within its Premises or in designated trash containers or enclosures within the Premises and shall otherwise comply with all laws, regulations and ordinances regarding trash disposal and recycling.

20. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible principal or employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

21. The requirements of Tenant will be attended to only upon the appropriate application to Landlord or Landlord’s designated representative by an authorized individual Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

22. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Buildings.

23. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any the Lease.

24. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for safety, security, care and cleanliness of the Project and for the preservation of good order therein. Subject to Section 5.2, Tenant shall abide by all such Rules and Regulations hereinabove stated and any additional reasonable rules and regulations which are adopted.

25. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees or guests.

26. Landlord reserves the right to revise the sign program for the Project provided, however, that any Tenant sign that was approved by Landlord prior to the revision in the sign program shall not be subject to the revision in the sign program unless applicable governmental authorities require that such Tenant is subject to the revision.

PARKING RULES AND REGULATIONS

In addition to the foregoing rules and regulations and the parking provisions contained in the Lease to which this Exhibit “E” is attached, the following rules and regulations shall apply with respect to the use of the Project’s parking areas.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft or for any other cause.

2. Tenant and its employees shall only park in parking areas on the Premises. Tenant shall not park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non motor driven bicycles or four wheeled trucks.

3. No overnight or extended term storage of vehicles shall be permitted.

4. Vehicles must be parked entirely within painted stall lines of a single parking stall.

5. All directional signs and arrows must be observed.

6. The speed limit within all parking areas shall be five (5) miles per hour.

7. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord.

8. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

9. Tenant shall require any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded or parked only on the Premises.

10. Landlord may refuse to permit any person who violates these rules to park in the parking areas, and if Tenant permits or allows any of the prohibited activities described then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Lessor.

Subject to Section 5.2, Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant.

EXHIBIT “F”

SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to Morgan Hill Development Partners, L.P., a California limited partnership (“Landlord”), to Tenant’s current actual knowledge, as follows:

1. Attached hereto is a true, correct and complete copy of that certain Lease dated                      , 2000, between Landlord and Tenant (the “Lease”), which demises Premises which are located at                      Butterfield Boulevard, Morgan Hill, California 95037. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2. The term of the Lease commenced on                                         ,                     .

3. The term of the Lease is currently scheduled to expire on                                         ,                     .

4. Tenant has no option to renew or extend the Term of the Lease except:                                         .

5. Tenant has no preferential right to purchase the Premises or any portion of the Buildings or Premises, and Tenant has no rights or options to expand.

6. The Lease has: (Initial One)

( ) not been amended, modified, supplemented, extended, renewed or assigned.

( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:                                         .

8. The current Monthly Basic Rent is $                    .

9. Tenant’s Monthly Operating Expense Charge currently payable by Tenant is $                     per month.

10. The amount of security deposit (if any) is $                    . No other security deposits have been made.

11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more man thirty (30) days in advance of its due date.

12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

13. As of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that                                          is about to [fund a loan to Landlord or purchase the Buildings from Landlord], and that                                          is relying upon the representations herein made in [funding such loan or purchasing the Buildings].

Dated:                                         .

ALIEN TECHNOLOGY CORPORATION, a California corporation

By:
Its:
“TENANT”

Allen Technology Corporation 18410 Butterfield Blvd., Suite 150 Morgan Hill, CA 95037 Tel: 408.782.3900 Fax: 408.782.3910 www.alientechnology.com

September 21, 2000

Mayor Dennis Kennedy

Mr. Ed Tewes

City Manager

City of Morgan Hill

17555 Peak Avenue

Morgan Hill, CA 95037-4128

Reference: Alien Technology Corporation

Gentlemen:

Alien is delighted to announce it is concluding a definitive long term lease agreement at Morgan Hill Ranch (Robert Eves and Venture Corporation) regarding Alien’s two building, 80,000 square foot office and manufacturing facility to be constructed at the intersection of Butterfield and Sutter Boulevards in Morgan Hill.

We are also pleased to announce that as of September 22,2000, Alien Technology Corporation assumes all responsibility for securing the permits required to complete the project and is also responsible for completing the building shell and tenant improvements. Thanks to the helpful advice and fine work of Curtis Banks, Scott Creer, Garrett Toy and Anna Saenz, we plan to start work in the very near future.

Finally, please note that all requests for information, notices of incomplete information or other inquiries related to permits and related matters, should be directed to Alien. I have asked Charles “Jack” Bonno (408.871.1882 or jb@bonno.com) to maintain close contact with city staff because Alien is now responsible for assuring that the City’s questions and concerns are addressed in a complete and timely fashion.

All of us at Alien Technology are excited about the new buildings (which will bring our total occupancy in Morgan Hill to 100,000 square feet) and look forward to working with you and your staff to assure a successful project.

Do not hesitate to call me directly at 408.782.3930 with any questions.

Cordially,

Thomas L. Credelle Vice President

Mayor Dennis Kennedy

Mr. Ed Tewes

City of Morgan Hill

September 22, 2000

Acknowledged and approved:

/s/ Robert J. Eves
Robert J. Eves President Venture Corporation

Copies:	Jim Ashcroft
Curtis Banks
Scott Creer
Jim Rowe
Anna Saenz
Garrett Toy

2258 CAMINO RAMON
SAN RAMON CA. 94583–1353
PH:925–275–2250
FAX: 925–275–2250
4. SITE:	PARCEL 2, BOOK 729 MAPS PAGE 49
6.136 ACRES

	QUANTITIES
1.	6420	CY	ROUGH GRADING
2.	41090	S.F.	2.5" AC
3.	30600	S.F.	3" AC
4.	32260	S.F.	4" AC
5.	41090	S.F.	8" AGG BASE
6.	30600	S.F.	9" AGG BASE
7.	32260	S.F.	12" AGG BASE
8.	2610	L.F.	CURB AND GUTTER
9.	2540	LF.	VERTICAL CURB
10.	920	S.F.	DRIVEWAY
11.	11	EA	STORM INLETS
12.	80	L.F.	18" RCP
13.	564	L.F.	15" SD
14.	88	L.F.	12" SD
15.	443	L.F.	10" SD
16.	847	L.F.	8" SD
17.	24	L.F.	8" DIP SD
18.	321	L.F.	6" SS
19.	1	EA	MANHOLE
20.	949	L.F	8" DIP WATER
21.	2	EA	FIRE HYDRANT
22.	2	EA	WATER/IRR SERVICE
23.	1	EA	RELOCATE ELECTROLIER

UNAUTHORIZED CHANGES & USES. The engineer preparing these plans will not be responsible for, or liable for, unauthorized changes to or uses of these plans. All changes to the plans must be in writing and must be approved by the preparer of these plans.	CELSOC Consulting Engineers and Land Surveyors of California

Generally accepted construction practices, construction responsibility for job site conditions during the course _ersons and property, that this requirement shall be working hours, and construction contractor further harmless from any and all liability, real or alleged, __ excepting liability arising from the sole negligence	CELSOC Consulting Engineers and Land Surveyors of California

__S FOR THE IMPROVEMENT OF ALIEN TECHNOLOGIES LAYOUT AND STRIPING PLAN CALIFORNIA	FILE NUMBER: 11234–36 PRINT DATE: AUGUST 2000 SHEET NUMBER: C–1

MEMORANDUM OF AGREEMENT

The purpose of this Memorandum of Agreement is to describe how the Alien Technology Corporation (“Tenant”) rent is determined under its October 3, 2000 lease from Alien – Venture LLC (“Landlord”), as modified by the Sixth Lease Amendment (“6th Amendment”), dated February 23, 2001.

Agreement

Tenant and Landlord agree that the 6th Amendment replaces the rent-setting mechanism set forth in the original lease agreement for the first five years of the lease term with the following rent payment schedule:

1.	Rent for Years 1 through 4:

$1.29 NNN per square foot per month. This amount is not dependant upon “Total Project Costs” (as defined in the lease agreement) and, under no circumstance, does it increase or decrease during the first four years of the lease term.

2.	Rent for Year 5:

The formula is Total Project Costs divided by 81,235 square feet multiplied by .0091, plus $.15, plus the CPI adjustment (minimum of 3%, maximum of 6%).

•	Example A: The Silicon Valley Bank construction loan includes an interest reserve in the amount of $540,000. If all or any portion of this interest reserve is not used in the development of Alien Technology’s leased buildings, it will have the effect of reducing the Total Project Costs by the amount of the unused portion of the interest reserve. In the event that the Total Project Costs are reduced by the entire $540,000 interest reserve amount, and the resulting Total Project Costs are then $10,396,675, the Alien Technology rent would be determined by dividing $10,396,675 by 81,235 square feet to produce a figure of $127.98. This figure would then be multiplied by .0091 to produce a figure of $1.16. The $.15 amount would then be added to produce a figure of $1.31. Finally, the annual CPI adjustment would be added. Assuming that the minimum of 3% is used, the rent per square foot would be $1.35. If the CPI is determined to be greater than 3%, the rent would be increased accordingly, but in no event greater than 6% in any individual year.

•	Example B: In the event that the entire $540,000 interest reserve is either used for the payment of interest expense or is re-allocated to other project development costs, and the resulting Total Project Costs are then $10,936,675, the Alien Technology rent would be determined by dividing $10,936,675 by 81,235 square feet to produce a figure of $134.63. This figure would then be multiplied by .0091 to produce a figure of $1.23. The $.15 amount would then be added to produce a figure of $1.38. Finally, the annual CPI adjustment would be added. Assuming that the minimum of 3% is used, the rent per square foot would be $1.42. If the CPI is determined to be greater than 3%, the rent would be increased accordingly, but in no event greater than 6% in any individual year.

3.	Rent for Year 6 through the end of the Term:

The rent for the years commencing in the sixth year of the lease term will be the amount paid in the fifth year plus the annual CPI increase, which will be annually determined on the anniversary date of the lease and shall be neither less than 3% nor more than 6% per year.

4.	No Decrease in Base Rent

Tenant and Landlord agree that it is highly unlikely that the monthly rent in the sixth or any subsequent year of the lease term could be less than $1.29 per square foot. In consideration of covenants made and mutual cooperation between the parties, Tenant and Landlord agree that the monthly rent per square foot provided in the lease agreement and all of its amendments shall in no event be less than $1.29 per square foot NNN during the entire term of the lease and any extensions thereto.

5.	Further Amendment to Lease

Tenant and Landlord agree that either of them may at any time prepare a Seventh Lease Amendment setting forth the minimum rent described in Paragraph 4 above for the review and approval of the other party, which review and approval shall not be unreasonably withheld.

This Memorandum of Agreement is acknowledged and agreed on September 21, 2001 by and between:

LANDLORD:

Alien-Venture, LLC, a California limited liability company

By:	Morgan Hill Development Partners, L.P., a California limited partnership, its sole member

	By:	Morgan Hill Financial Corporation, a California corporation General Partner

	By:	/s/ Robert J. Eves
Robert J. Eves
President

TENANT:

Alien Technology Corporation, a California corporation

	By:	/s/ John M. Hemingway
John M. Hemingway
Vice President and Chief Financial Officer

2

ADDITIONAL AMENDMENT

OF SINGLE TENANT LEASE (TRIPLE NET)

BETWEEN MORGAN HILL DEVELOPMENT PARTNERS, L.P.

AND ALIEN TECHNOLOGY CORPORATION

This Additional Amendment of Single Tenant Lease (Triple Net) (“Additional Amendment”) is made effective as of December 8, 2000, between MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership (“Landlord”), and ALIEN TECHNOLOGY CORPORATION, a California corporation (“Tenant”). Landlord and Tenant (collectively, the “Parties”) have entered into this First Amendment with reference to the following facts:

1. Landlord and Tenant entered into a Single Tenant Lease (Triple Net) dated October 3, 2000 as later amended (the “Lease”) wherein Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord the real property described in the Lease.

2. Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereby agree to amend the Lease as follows:

1. Definitions. Except as otherwise expressly provided herein, the capitalized terms in this Additional Amendment shall have the same meanings as are given such terms in the Lease.

2. Financing Contingency. The third (3rd) sentence of Section 31.20 as previously amended is revised to read as follows:

If Landlord is unable to close the Loan or another loan on commercially reasonable terms by December 15, 2000, either Landlord or Tenant may, in its discretion, terminate this Lease prior to the closing of the Loan.

3. Counterparts. This Additional Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

4. Confirmation. Except as amended herein, the Lease is ratified and confirmed.

[SIGNATURES ON FOLLOWING PAGE]

[SIGNATURE PAGE TO ADDITIONAL AMENDMENT]

The Parties have executed this Additional Amendment as of the date written above.

MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership

By:	Morgan Hill Financial Corporation, a California corporation Its General Partner

	By:	/s/ Illegible
		Its:	President
“Landlord”

ALIEN TECHNOLOGY CORPORATION, a California corporation

By:	/s/ Illegible
	Its:	Vice President
“Tenant”

ADDITIONAL AMENDMENT

OF SINGLE TENANT LEASE (TRIPLE NET)

BETWEEN MORGAN HILL DEVELOPMENT PARTNERS, L.P.

AND ALIEN TECHNOLOGY CORPORATION

This Additional Amendment of Single Tenant Lease (Triple Net) (“Additional Amendment”) is made effective as of December 15, 2000, between MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership (“Landlord”), and ALIEN TECHNOLOGY CORPORATION, a California corporation (“Tenant”). Landlord and Tenant (collectively, the “Parties”) have entered into this Third Amendment with reference to the following facts:

1. Landlord and Tenant entered into a Single Tenant Lease (Triple Net) dated October 3, 2000 as later amended (the “Lease”) wherein Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord the real property described in the Lease.

2. Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereby agree to amend the Lease as follows:

1. Definitions. Except as otherwise expressly provided herein, the capitalized terms in this Additional Amendment shall have the same meanings as are given such terms in the Lease.

2. Financing Contingency. The third (3rd) sentence of Section 31.20 as previously amended is revised to read as follows:

If Landlord is unable to close the Loan or another loan on commercially reasonable terms by December 29, 2000, either Landlord or Tenant may, in its discretion, terminate this Lease prior to the closing of the Loan.

3. Counterparts. This Additional Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

4. Confirmation. Except as amended herein, the Lease is ratified and confirmed.

[SIGNATURES ON FOLLOWING PAGE]

[SIGNATURE PAGE TO ADDITIONAL AMENDMENT]

The Parties have executed this Additional Amendment as of the date written above.

MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership

By:	Morgan Hill Financial Corporation, a California corporation Its General Partner

	By:	/s/ Illegible
		Its:	President
“Landlord”

ALIEN TECHNOLOGY CORPORATION, a California corporation

By:	/s/ Illegible
	Its:	Vice President
“Tenant”

ADDITIONAL AMENDMENT

OF SINGLE TENANT LEASE (TRIPLE NET)

BETWEEN MORGAN HILL DEVELOPMENT PARTNERS, L.P.

AND ALIEN TECHNOLOGY CORPORATION

This Additional Amendment of Single Tenant Lease (Triple Net) (“Additional Amendment”) is made effective as of December 29, 2000, between MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership (“Landlord”), and ALIEN TECHNOLOGY CORPORATION, a California corporation (“Tenant”) Landlord and Tenant (collectively, the “Parties”) have entered into this Fourth Amendment with reference to the following facts:

1. Landlord and Tenant entered into a Single Tenant Lease (Triple Net) dated October 3, 2000 as later amended (the “Lease”) wherein Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord the real property described in the Lease.

2. Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereby agree to amend the Lease as follows:

1. Definitions. Except as otherwise expressly provided herein, the capitalized terms in this Additional Amendment shall have the same meanings as are given such terms in the Lease.

2. Financing Contingency. The third (3rd) sentence of Section 31.20 as previously amended is revised to read as follows:

If Landlord is unable to close the Loan or another loan on commercially reasonable terms by January 17, 2001, either Landlord or Tenant may, in its discretion, terminate this Lease prior to the closing of the Loan.

3. Counterparts. This Additional Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

4. Confirmation. Except as amended herein, the Lease is ratified and confirmed.

[SIGNATURES ON FOLLOWING PAGE]

(SIGNATURE PAGE TO ADDITIONAL AMENDMENT]

The Parties have executed this Additional Amendment as of the date written above.

MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership

By:	Morgan Hill Financial Corporation, a California corporation Its General Partner

	By:	/s/ Illegible
		Its:	President
“Landlord”

ALIEN TECHNOLOGY CORPORATION, a California corporation

By:	/s/ Illegible
	Its:	Vice President
“Tenant”

ADDITIONAL AMENDMENT

OF SINGLE TENANT LEASE (TRIPLE NET)

BETWEEN MORGAN HILL DEVELOPMENT PARTNERS, L.P.

AND ALIEN TECHNOLOGY CORPORATION

This Additional Amendment of Single Tenant Lease (Triple Net) (“Additional Amendment”) is made effective as of January 17, 2001, between MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership (“Landlord”), and ALIEN TECHNOLOGY CORPORATION, a California corporation (“Tenant”), Landlord and Tenant (collectively, the “Parties “) have entered into this Fifth Amendment with reference to the following facts:

1. Landlord and Tenant entered into a Single Tenant Lease (Triple Net) dated October 3, 2000 as later amended (the “Lease”) wherein Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord the real property described in the Lease.

2. Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereby agree to amend the Lease as follows:

1. Definitions. Except as otherwise expressly provided herein, the capitalized terms in this Additional Amendment shall have the same meanings as are given such terms in the Lease.

2. Financing Contingency. The third (3rd) sentence of Section 31.20 as previously amended is revised to read as follows:

If Landlord is unable to close the Loan or another loan on commercially reasonable terms by February 16, 2001, either Landlord or Tenant may, in its discretion, terminate this Lease prior to the closing of the Loan.

3. Counterparts. This Additional Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

4. Confirmation. Except as amended herein, the Lease is ratified and confirmed.

[SIGNATURES ON FOLLOWING PAGE]

[SIGNATURE PAGE TO ADDITIONAL AMENDMENT]

The Parties have executed this Additional Amendment as of the date written above.

MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership

By:	Morgan Hill Financial Corporation, a California corporation Its General Partner

	By:	/s/ Illegible
		Its:	President
“Landlord”

ALIEN TECHNOLOGY CORPORATION, a California corporation

By:	/s/ Illegible
	Its:	Vice President
“Tenant”

SIXTH AMENDMENT

OF SINGLE TENANT LEASE (TRIPLE NET)

BETWEEN

MORGAN HELL DEVELOPMENT PARTNERS, L.P.

AND

ALIEN TECHNOLOGY CORPORATION

This Sixth Amendment of Single Tenant Lease (Triple Net) (“Sixth Amendment”) is made effective as of February 23, 2001, between MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership (“Landlord”), and ALIEN TECHNOLOGY CORPORATION, a California corporation (“Tenant”), Landlord and Tenant (collectively, the “Parties”) have entered into this Sixth Amendment with reference to the following facts:

1. Landlord and Tenant entered into a Single Tenant Lease (Triple Net) dated October 3, 2000 (the “Lease”) wherein Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord the real property described in the Lease.

2. Landlord and Tenant amended the Lease pursuant to a First Amendment of Singe Tenant Lease dated November 30, 2000 (the “First Amendment”), an Additional Amendment of Single Tenant Lease dated December 8, 2000 (the “Additional Amendment”), a Third Amendment of Single Tenant Lease dated December 15, 2000 (the “Third Amendment”), a Fourth Amendment of Single Tenant Lease dated December 29, 2000 (the “Fourth Amendment”) and a Fifth Amendment of Single Tenant Lease dated January 17, 2001 (the “Fifth Amendment”). As used in this Amendment, the “Lease” means the Lease as amended by the First Amendment, the Additional Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment.

3. Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereby agree to amend the Lease as follows:

1. Definitions. Except as otherwise expressly provided herein, the capitalized terms in this Sixth Amendment shall have the same meanings as are given such terms in the Lease.

2. Rent. Section 1.10 of the Summary Page is revised to read as follows:

1.10 Rent: The Monthly Basic Rent per square foot of Building Area is set forth below.

Months	Monthly Basic Rent Per Square Foot of Building Area
1 through 48	$1.29
49 through 144	See Section 3.3

3. Adjustment to Monthly Basic Rent in First Four Lease Years. Section 3.2 of the Lease is deleted

4. Rent Increases Commencing After the Fourth Lease Year. Section 3.3 of the Lease is revised to read as follows:

3.3 Rent Increases Commencing After the Fourth Lease Year.

(a) Rent Increase in the Fifth Lease Year. As used in this Lease, “Total Project Costs” means the costs set forth on Schedule “2” attached to the Work Letter. Within ten (10) days after substantial completion of the Buildings, Landlord and Tenant shall complete Schedule “2” to the Work Letter and determine the Total Project Costs. As used in this Lease, “Index” means the Consumer Price Index-Urban Consumers (San Francisco-Oakland-San Jose; 1982-84=100) as published by the United States Department of Labor, Bureau of Labor Statistics. The Monthly Basic Rent for the fifth (5th) Lease Year shall be computed as follows: First, Total Project Costs per square foot of Building Area shall be multiplied by $0.0091 per square foot of Building Area, and the product shall be referred to as the “First Year Baseline Number.” For example, if the Total Project Costs amount to $134.00 per square foot of Building Area, the First Year Baseline Number would be $1.22 per square foot of Building Area. Second, the First Year Baseline Number shall be increased by $0.15, and the sum shall be referred to as the “Fourth Year Baseline Number.” Third, the fourth Year Baseline Number shall be increased (but not decreased) by an amount equal to the Fourth Year Baseline Number multiplied by a fraction, the numerator of which is the Index for the month which is three (3) months prior to the first (1st) day of the fifth (5th) Lease Year and the denominator of which is the Index for the month which is fifteen (15) months prior to the first (1st) day of the fifth (5th) Lease Year, and the sum of the Fourth Year Baseline Number and such increase shall be referred to as the “Fifth Year Baseline

Number.” The Monthly Basic Rent for the fifth (5th) Lease Year shall be the Fifth Year Baseline Number multiplied by the number of square feet of Building Area, provided that in no event shall the Monthly Basic Rent on the first (1st) day of the fifth (5th) Lease Year be less than one hundred three percent (103%) nor more than one hundred six percent (106%) of the Fourth Year Baseline Number.

(b) Rent Increases Commencing After the Fifth Lease Year. The Monthly Basic Rent shall be increased (but never decreased) effective as of the first (1st) day of the first (1st) calendar month of the sixth (6th) Lease Year and on the first (1st) day of the first (1st) calendar month of each subsequent Lease Year of the Term (individually, an “Adjustment Date”) in accordance with percentage increases, if any, in the Index. The Index for the month (“Comparison Month”) which is three (3) months prior to each Adjustment Date during the Term of the Lease shall be compared with the Index for the month which is fifteen (15) months prior to the applicable Adjustment Date (the “Base Month”), and the Monthly Basic Rent shall be increased upon the Adjustment Date in accordance with the percentage increase, if any, between the Base Month index and the Comparison Month index, Notwithstanding the foregoing, in no event shall the increase in Monthly Basic Rent on any Adjustment Date be less than three percent (3%) nor more than six percent (6%) of the Monthly Basic Rent payable for the month immediately preceding such Adjustment Date. An example of the calculation is attached as Exhibit “J”. Landlord shall use commercially reasonable efforts to calculate and give Tenant written notice of any such increase in the Monthly Basic Rent prior to, and Tenant shall pay the increased Monthly Basic Rent effective on, the Adjustment Date of each year. If the Bureau discontinues the publication of the Index, or publishes the Index less frequently, or alters the Index in some other manner, Landlord, in its reasonable discretion will adopt a reasonably comparable substitute index or procedure which reflects consumer prices and that is generally accepted and used by landlords of similar projects in Santa Clara County, California.

5. Counterparts. This Sixth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6. Confirmation. Except as amended herein, the Lease is ratified and confirmed.

The Parties have executed this Sixth Amendment as of the date written above.

MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership

By:	Morgan Hill Financial Corporation, a California corporation Its General Partner

	By:	/s/ Illegible
		Its:	President
“Landlord”

ALIEN TECHNOLOGY CORPORATION, a California corporation

By:	/s/ Illegible
	Its:	Vice President
“Tenant”

EIGHTH AMENDMENT

OF SINGLE TENANT LEASE (TRIPLE NET)

BETWEEN ALIEN – VENTURE, LLC

AND ALIEN TECHNOLOGY CORPORATION

This Eighth Amendment of Single Tenant Lease (Triple Net) (“Eighth Amendment”) is made effective as of March 27, 2001, between ALIEN – VENTURE, LLC, a California limited liability company (“Landlord”), and ALIEN TECHNOLOGY CORPORATION, a California corporation (“Tenant”). Landlord and Tenant (collectively, the “Parties”) have entered into this Eighth Amendment with reference to the following facts:

A. Morgan Hill Development Partners, L.P., Landlord’s predecessor in interest, and Tenant entered into a Single Tenant Lease (Triple Net) dated October 3, 2000 as amended by that certain First Amendment of Single Tenant Lease (Triple Net), dated as of November 30, 2000 (first amendment), and those certain Additional Amendments of Single Tenant Lease (Triple Net) dated as of December 8, 2000 (first[sic] amendment), December 15, 2000 (third amendment) December 29, 2000 (fourth amendment), January 17, 2001 (fifth amendment), February 23, 2001 (sixth amendment), and February 23, 2001 (seventh amendment) (as amended, the “Lease”) wherein Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord the real property described in the Lease.

B. Morgan Hill Development Partners, L.P., a California limited partnership, and Landlord entered into an Assignment of Lease dated March 16, 2001 (the “Assignment”) wherein Morgan Hill Development Partners, L.P. assigned all of its right, title and interest as landlord under the Lease to Landlord.

C. Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereby agree to amend the Lease as follows:

1. Definitions. Except as otherwise expressly provided herein, the capitalized terms in this Eighth Amendment shall have the same meanings as are given such terms in the Lease.

2. Financing Contingency. The third (3rd) sentence of Section 31.20 as previously amended is revised to read as follows:

If Landlord is unable to close the Loan or another loan on commercially reasonable terms by April 13, 2001, either Landlord or Tenant may, in its discretion, terminate this Lease prior to the closing of the Loan.

3. Counterparts. This Eighth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

4. Confirmation. Except as amended herein, the Lease is ratified and confirmed.

The Parties have executed this Eighth Amendment as of the date written above.

ALIEN–VENTURE, LLC, a California limited liability company

By:	MORGAN HILL DEVELOPMENT PARTNERS, L.P., a California limited partnership

	By:	Morgan Hill Financial Corporation, a California corporation
Its General Partner

	By:	/s/ Illegible
		Its:	President
“Landlord”

ALIEN TECHNOLOGY CORPORATION, a California corporation

By:	/s/ Illegible
	Its:	Vice President
“Tenant”

MORGAN HILL DEVELOPMENT PARTNERS, L.P.

December 8, 2003

Mary Beth Miller

Alien Technology Corporation

18220 Butterfield Blvd.

Morgan Hill, CA 95037

Re: Single Tenant Lease dated October 3, 2000 as later amended (“Lease”) for certain real property and improvements located at 18220 Butterfield Blvd., Morgan Hill, California, between Alien – Venture LLC, a California limited liability company (“Landlord”) and Alien Technology Corporation, a California corporation (“Tenant”).

Dear Ms. Miller:

This letter agreement evidences Landlord’s consent to the Tenant Changes set forth in the design drawings prepared by HDR Architecture, as attached and incorporated into this letter as Exhibit 1. Tenant shall, at its sole cost, remove all of the Tenant Changes referred to in the immediately preceding sentence prior to the expiration or sooner termination of the Lease and repair any damage to the Premises caused by such removal. Subject to the foregoing, the provisions of Section 10 of the Lease shall be applicable to the Tenant Changes referred to herein. Except as otherwise provided herein, the capitalized terms in this letter shall have the same meanings as are given such terms in the Lease.

Acknowledged and agreed on the date set forth above by:

Alien-Venture, LLC, a California limited liability company				Alien Technology Corporation, a California corporation

By:	Morgan Hill Development Partners, L.P.,			By:	/s/ John Hemingway
	a California limited partnership,			Its:	CFO
its sole member

	By:	Morgan Hill Financial Corporation, a California corporation, its General Partner		By:
Its:

		By:	/s/ Robert J. Eves
Robert J. Eves
President